                         TRANSITION SERVICES AGREEMENT

    This Transition Services Agreement ("Agreement") is entered into this 11th day of March, 1997 by and between NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation having a principal place of business at 2900 Semiconductor Drive, Santa Clara, California 95119 (hereinafter "National") and [FAIRCHILD SEMICONDUCTOR CORPORATION], a Delaware corporation having a principal place of business at 333 Western Avenue, South Portland, Maine 04106 (hereinafter "Fairchild"). National and Fairchild may be referred to herein as a "Party" and/or the "Parties" as the case may require.

                                    RECITALS

    WHEREAS, the parties have entered into that certain Asset Purchase Agreement, dated the date hereof (hereinafter "Purchase Agreement"), under which Fairchild is acquiring certain of the assets of National's Logic, Memory, and Discrete Power and Signal Technologies Business Units as historically conducted and accounted for (including Flash Memory but excluding Public Networks, Programmable Products and Mil Logic Products) (the "Business"); and

    WHEREAS, pursuant to the transactions contemplated in the Purchase Agreement, Fairchild is acquiring National's manufacturing facilities in South Portland, Maine (excluding the 8-inch fab and related facilities); West Jordan, Utah; Penang, Malaysia; and Cebu, Philippines (the "Facilities"); and

    WHEREAS, after the Closing Date Fairchild will own and operate the Facilities; and

    WHEREAS, National has provided certain services to the Business in the past; and

    WHEREAS, in order to support the continued and uninterrupted operation of the Business following the Closing, the parties desire to enter into this Agreement, pursuant to which National will provide, for the time periods and consideration described below, certain of the services that have been provided by National to the Business prior to the Closing Date.

    NOW, THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound hereby, do agree as follows:

1. DEFINITIONS

    1.1 Closing Date: The date of closing of the trans-

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actions described in the Purchase Agreement. 1.2 Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.
1.3 Fairchild: [Fairchild Semiconductor Corporation] and its Subsidiaries.
1.4 National: National Semiconductor Corporation and its Subsidiaries. 1.5
Subsidiary: Any corporation, partnership, joint venture or similar entity more than fifty percent (50%) owned or controlled by a Party hereto, provided that any such entity shall no longer be deemed a Subsidiary after such ownership or control ceases to exist.

2. SERVICES TO BE PROVIDED BY NATIONAL

    Following the Closing Date, National shall provide Fairchild the following services (individually or collectively referred to herein as, the "Service(s)") for a period not to extend beyond June 1, 1998, except as otherwise provided herein:

    2.1 Data processing and communications services and related support as set forth in Schedule 2.1 hereto. National shall invoice Fairchild in the manner and at the rates set forth herein.

    2.2 Financial and administrative and related support as set forth in
Schedule 2.2 hereto. National shall invoice Fairchild in the manner and at the rates set forth herein.

    2.3 Purchasing services and related support as set forth in Schedule 2.3 hereto. National shall invoice Fairchild in the manner and at the rates set forth herein.

    2.4 Marketing and Sales services and related support as set forth in
Schedule 2.4 hereto. National shall invoice Fairchild in the manner and at the rates set forth herein.

    2.5 Logistics and Operational services and related support as set forth in Schedule 2.5 hereto. National shall invoice Fairchild in the manner and at the rates set forth herein.

    2.6 Human resources and benefits services and related support as set forth in Schedule 2.6 hereto. National shall invoice Fairchild in the manner and at the rates set forth

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herein.

    2.7 Security assistance and consulting services as set forth in Schedule
2.7 hereto. National shall invoice Fairchild in the manner and at the rates set forth herein.

    2.8 Certain additional services at the South Portland, Maine site will be provided by Fairchild to National and by National to Fairchild, and at the West Jordan, Utah site by Fairchild to National, under separate agreements regarding shared facilities and services. The parties will also enter into separate agreements regarding office space in Santa Clara to be leased by National to Fairchild, office space in West Jordan to be leased by Fairchild to National, and the lease of buildings in South Portland. In addition, the Parties will enter into a letter agreement regarding certain environmental matters, including the cleanup underway in South Portland and West Jordan.

    2.9 Under another separate agreement, Fairchild will reimburse National for lease payments to be made following the Closing by National in respect to certain leased manufacturing and computer equipment used in Fairchild facilities and used in the operation of the Business including but not limited to that leased from GE Capital. Notwithstanding anything to the contrary contained herein, Fairchild shall not be charged under this Agreement for any Service that is specifically required to be performed under any other agreement between National and Fairchild and any such other Service shall be performed and charged for in accordance with the terms of such other agreement.

3. TERMS OF SERVICE

    3.1 The attached Schedules of Services and costs are subject to change with the Parties' mutual written consent consistent with change methodologies applied to National. Wherever practical, charges to Fairchild for Services shall be based on actual incurred costs, not budgeted or estimated costs. The Parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on a Schedule for a particular Service; provided, however, that the incurrence of charges in excess of any such estimate shall not justify stopping a provision of, or payment for, Services under this Agreement. The Parties have made good faith efforts as of the date hereof to identify each Service and to complete the content of each Schedule to this Agreement. To the extent a Schedule has not been prepared for a Service or a Schedule is otherwise incomplete as of the date hereof, the Parties shall use good faith efforts to prepare or complete Schedules as promptly as practicable. Any

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Service reflected on any such additional or amended Schedule shall be deemed a "Schedule" as if set forth on such Schedule as of the date hereof.

    3.2 National will have in place by the Closing Date all legal entities necessary at each location to import and ship product and invoice customers on behalf of Fairchild. The legal entity structure will be equivalent to National's legal structure unless otherwise agreed in writing by Fairchild. In the event that at any time any change is made by Fairchild to the legal structure which adversely affects National's provision of Services under this Agreement, National shall, in its sole discretion, have the right to cease provision of such affected Service(s). Fairchild will operate under the National systems, logistics and accounting calendar and observe all National system cutoff schedules. With respect to Fairchild products for which National performs an invoicing function, except in Japan, invoices will be issued in Fairchild's name after the Closing Date, such invoices to incorporate on behalf of Fairchild the same terms and conditions of sale as used by National. While on National's systems, Fairchild will use National's published company rates for foreign currency exchange and National's practices with respect to use of currency.

    3.3 Fairchild is contracting for use of National's system on an "as-is" basis. It will be at National's discretion as to whether enhancements or modifications to these systems will be made available to Fairchild. After the Closing Date, there will be no modifications to National's systems at Fairchild's request, except in National's sole discretion and at a price to be agreed between the Parties and paid by Fairchild.

    3.4 Prices to be paid by Fairchild for Services rendered by National hereunder are listed in the Schedules hereto. One time systems and services costs incurred to establish the capability of National and Fairchild to operate as separate companies using common systems will be paid entirely by National. Costs to support the ultimate separation of Fairchild and the implementation of Fairchild's own independent systems and services will be paid entirely by Fairchild. National agrees to cooperate as reasonably requested by Fairchild in order to effectuate such separation.

4. ADDITIONAL SERVICES, SOFTWARE TRANSFERS AND SOFTWARE LICENSES

    4.1 In addition to the specific services and facilities described above, the parties hereto acknowledge that there may be additional services and facilities which have not been

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identified herein but which have been used by the Business prior to the
Closing Date and which shall continue to be required or desired by Fairchild until June 1, 1998, or such later date as the Parties may agree upon. If any such additional services or facilities are identified and requested by Fairchild, and National agrees to provide such services, Fairchild will be charged at the rate paid by National for said services.

    4.2 Upon the written request of Fairchild, National shall assign to Fairchild, to the extent possible and subject to vendor legal or contractual restrictions, all of its right, title, and interest in and to any software licensed programs which between National and Fairchild are used solely and exclusively for the benefit of Fairchild and are listed in Schedule 4.2 hereto.

    4.3 National hereby grants Fairchild a paid-up, royalty-free, perpetual, nonexclusive, irrevocable, worldwide, multi-site license to use, or have used for its own benefit, National in-house developed business, engineering and manufacturing systems software, as listed on Schedule 4.3 hereto, which is or has been used by or for Fairchild, whether user or MIS developed and/or supported (hereinafter "NS Software"). No termination of any Services provided pursuant to this Agreement shall terminate or revoke Fairchild's license to use, or have used for its own benefit, the NS Software.

    4.4 Fairchild, its agents, it subsidiaries and its subsidiaries' agents may make such copies of the NS Software as may be reasonably necessary for their needs. Subject to 3.3 above, and during the term of this Agreement, if National develops changes, modifications, enhancements or improvements to the NS Software, National will use its best efforts to promptly disclose them to Fairchild in accordance with National's current notification methods and they shall be included within the scope of this license.

    4.5 After discontinuation of the Service provided by National, modifications or enhancements may be made by Fairchild, its subsidiaries or their respective employees or agents which shall be the sole and exclusive property of Fairchild (including all worldwide copyrights, trade secrets, patents or other proprietary rights relating thereto). National is the owner of the NS Software and any copyrights, trade secrets, patents or other proprietary rights relating thereto and has the right to grant to Fairchild the license to use the NS Software under this Agreement, in each case free of any claim of any third party.

    4.6 Any NS Software wrongly omitted from Schedule 3.3 shall be added with both Parties' written consent. National

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shall not unreasonably withhold such consent.

5. INDEMNIFICATION

    In the event any act or omission of either Party or its directors, officers, employees, servants, agents or representatives causes or directly results in (i) loss, damage to, destruction of property of the other Party or third Parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either Party, then such Party shall indemnify, defend and hold the other Party harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses resulting therefrom. The indemnifying Party or its agent or representative shall pay or reimburse the other Party promptly for any such loss, damage, destruction, death or injury when notified promptly in writing of any claim made hereunder and when given full and complete authority, information and assistance (at the indemnifying Party's expense) for the defense of same. The indemnifying Party shall not be responsible for any compromise or settlement made without its written consent. With respect to third party claims, the right of contribution shall exist as between the Parties.

6. NO WARRANTY

    The level and quality of the Services shall be provided in good faith and at a level and quality comparable to that performed for the benefit of National prior to the date of execution of this Agreement. National shall not be liable for any loss or damage suffered by Fairchild on account of any failure by National to perform such service so long as such failure was not a result of National's willful intent to breach this Agreement. Except as may otherwise be explicitly set forth herein, National makes no representation or warranty whatsoever with respect to the Services to be provided hereunder.

7. TERM AND TERMINATION

    7.1 THE TERM OF THIS AGREEMENT SHALL BEGIN ON THE CLOSING DATE. Services shall be provided by National hereunder until June 1, 1998, unless otherwise provided herein.

    7.2 Subject to the provisions of the Schedules hereto, Fairchild may terminate any Service(s) provided pursuant to this Agreement on ninety (90) days prior written notice to National, unless otherwise specified in the Schedules hereto. If Fairchild elects to terminate a service, it will bear the costs of

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interfacing any new system to the remaining National systems which it continues to use. Fairchild shall no longer be obligated to pay National the fee attributable to such cancelled Service(s) following the effective termination date of such Service(s). Fairchild shall be liable for any outstanding purchase orders placed with third parties by National on Fairchild's behalf prior to National's receipt of the aforesaid written notice of termination provided that any purchase order in an amount greater than $1,000 shall have been issued with Fairchild's written consent.

    7.3 Subject to the provisions of the Schedules hereto, in the event of a material breach under this Agreement, the non-defaulting Party may terminate the specific Service(s) to which such breach relates if the defaulting Party fails to cure such breach within thirty (30) days of its receipt of a written notice from the non-defaulting Party of such breach, provided that the duties and obligations of the defaulting Party which have accrued prior to the termination of such Service shall not be released or discharged by such termination. During the pendency of any dispute resolution process with respect to such purported default, the Service(s) in dispute will continue to be provided and paid for.

    7.4 Prior to termination of this Agreement, the Parties shall cooperate with one another to maintain an orderly transfer of Services provided hereunder and shall provide necessary assistance for an orderly transfer thereof.

8. OWNERSHIP AND MAINTENANCE OF DATA

    All records, data files (and the data contained therein), input materials, reports and other materials received, computed, developed, processed or stored for Fairchild by National (collectively the "Data") pursuant to this Agreement after the Closing Date will be the exclusive property of Fairchild, and National shall not possess any interest, title, lien or right in connection therewith. National shall safeguard the Data to the same extent it protects its own similar materials. Data shall not be utilized by National for any purpose other than in support of National's obligations hereunder. Neither the Data nor any part thereof shall be disclosed, sold, assigned, leased or otherwise disposed of to third parties by National or commercially exploited by or on behalf of National, its employees or agents. In the event that either Party either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process to disclose or provide information of the other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior

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to disclosing and providing such information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Party that receives such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process. Upon termination of any Service provided hereunder, National shall provide Fairchild reasonable access to retained Data for a period not to exceed twelve (12) months following said termination whereupon such Data will be transferred to Fairchild or otherwise made available to Fairchild as Fairchild may reasonably request.

9. PAYMENT

    9.1 During the term of the provision of any Service(s) hereunder, National shall invoice Fairchild monthly, unless otherwise specified in the Schedules hereto, itemizing the basis for each invoice amount.

    9.2 Any out-of-pocket expense paid to a third party by National as result of Services provided hereunder by National to Fairchild shall be invoiced separately in National's customary form and detail and reimbursed by Fairchild to National. The foregoing reimbursement shall be in addition to the fees provided for in Section 9.1 above. In the event that any such expense exceeds $1000, it must be approved in writing by Fairchild prior to incurrence by National. Fairchild will not unreasonably withhold approval.

    9.3 Unless otherwise provided in the Schedules, payment terms are Net, thirty (30) days from date of invoice and payments shall be made in United States Dollars. Each Party shall have the option to net payment obligations owed to it against amounts due from the other Party. If payment amounts are netted against receivable amounts, the netting Party will provide the receiving Party with a reconciliation referencing the specific invoices involved in the netting transaction. Netting shall not apply against payments to be made under the Recapitalization or Asset Purchase Agreement.

10. CONFIDENTIALITY

    The parties acknowledge that in the course of performance of their respective obligations pursuant to this Agreement, each may obtain certain confidential and/or proprietary information of the other or its affiliates or customers, including the terms and conditions of this Agreement. Except as

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

otherwise provided in the Technology Licensing and Transfer Agreement, dated the date hereof, between National and Fairchild, each Party hereby agrees that all information communicated to it by the other, its affiliates or customers, whether before or after the Closing Date, shall be kept and was received in strict confidence and shall be used only in accordance with this Agreement, and shall not be disclosed by the other Party, its agents or employees without the prior written consent of the first Party. In the event that either Party either determines on the advice of its counsel that it is required to disclosure any information pursuant to applicable law or receives any demand under lawful process to disclose or provide information of the other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing and providing such information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Party that receives such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process. Furthermore, the Parties shall take reasonable steps necessary to ensure that all information and records relating to the business of National and Fairchild are kept strictly confidential. Notwithstanding the above, this Agreement imposes no obligation on either Party with respect to information that is or becomes a matter of public knowledge through no fault of that Party, is rightfully obtained by either Party from a third party not in violation of any duty of confidentiality, is disclosed by either Party to a third party without a duty of confidentiality imposed upon the third party, or is independently developed by either Party without reference to any proprietary or confidential information of the other Party.

11. GENERAL

    11.1 AMENDMENT: This Agreement may be modified only by a written document signed by duly authorized representatives of the Parties.

    11.2 FORCE MAJEURE: A Party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, unavailability of raw materials, or the intervention of any government authority, providing that the Party failing in or delaying its performance promptly notifies the other Party of its inability to perform and states the reason for such inability.

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    11.3 ASSIGNMENT: This Agreement may not be assigned by any Party hereto without the written consent of the other Party; provided that Fairchild may assign its rights but not its obligations hereunder as collateral security to any bona fide financial institution engaged in financing in the ordinary course providing financing to consummate the transactions contemplated by the Purchase Agreement or any bona fide financial institution engaged in acquisition financing in the ordinary course through whom such financing is refunded, replaced, or refinanced and any of the foregoing financial institutions may assign such rights in connection with a sale of Fairchild or the Business in the form then being conducted by Fairchild substantially as an entirety. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the respective successors and assigns of the Parties hereto.

    11.4 COUNTERPARTS: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

    11.5 CHOICE OF LAW: This Agreement, and the rights and obligations of the Parties, shall be interpreted and governed in accordance with the laws of the State of California, without giving effect to its conflicts of law provisions.

    11.6 WAIVER: Should either of the Parties fail to exercise or enforce any provision of this Agreement, or waive any right in respect thereto, such failure or waiver shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce any other provision or right.

    11.7 SEVERABILITY: If any provision of this Agreement or the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision shall be valid and enforceable to the fullest extent.

    11.8 LIMITATION OF LIABILITY: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE OTHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, REGARDLESS OF WHETHER THE NONPERFORMING PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

    11.9 EFFECT OF HEADINGS: The headings and sub-head-

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ings contained herein are for information purposes only and shall have no effect upon the intended purpose or interpretation of the provisions of this Agreement.

    11.10 INTEGRATION: This Agreement, the Recapitalization and Purchase Agreement, the Operating Agreements (as defined in the Recap Agreement) and Schedules hereto and thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and integrates all prior discussions and proposals (whether oral or written) between them related to the subject matter hereof, provided that any provisions hereof allowing for netting or offsetting of any payments to be made hereunder shall not be deemed to permit that such netting or offsetting apply against any payments to be made under the Recapitalization or Purchase Agreement.

    11.11 PUBLIC ANNOUNCEMENT: Prior to the closing of the transactions contemplated under the Purchase Agreement, neither Fairchild nor National shall, without the approval of the other Party hereto, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the Party shall use its Best Efforts to advise the other Party thereof and the Parties shall use their Best Efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to (a) implement the provisions of this Agreement or
(b) comply with accounting, securities laws and Securities and Exchange Commission disclosure obligations. Fairchild shall provide National with a reasonable opportunity to review and comment on any references to National made by Fairchild (and shall not include any such references to National without the written consent of National, which consent shall not be unreasonably withheld or delayed) in any written materials that are intended to be filed with the Securities and Exchange Commission in connection with obtaining financing required to effect the transactions contemplated in connection with the Purchase Agreement or intended to be distributed to prospective purchasers pursuant to an offering made under Rule 144A promulgated under the Securities Act of 1933 in connection with obtaining such financing.

    11.12 NO PARTNERSHIP OR AGENCY CREATED: The relationship of National and Fairchild shall be that of independent contractors only. Nothing in this Agreement shall be construed as making one Party an agent or legal representative of the other or otherwise as having the power or authority to bind the other in any manner.

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    11.13 BINDING EFFECT: This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties hereto and to their respective successors and permitted assigns. 11.14 EXPORT
CONTROL: The Parties shall comply with any and all export regulations now in effect or as may be issued from time to time by the Office of Export Administration of the United States Department of Commerce or any other governmental authority which has jurisdiction relating to the export of technology from the United States of America. 11.15 NOTICES: Any notice to be made in connection with any right or obligation arising under this Agreement, shall be provided by registered mail, telegram, facsimile or telex by one Party to the other at the following addresses. Said notices shall be deemed to be effective upon receipt by the receiving Party thereof.

                   National: National Semiconductor Corporation
                             2900 Semiconductor Drive
                             P.O. Box 58090
                             M/S 16-135 (Attn: General Counsel)
                             Santa Clara, CA 95052-8090
                             FAX: (408) 733-0293

                  Fairchild: Fairchild Semiconductor Corporation
                             MS 01-00 (General Counsel)
                             333 Western Avenue
                             South Portland, ME 04106
                             FAX: (207) 761-6020

    Either Party may change its address by written notice given to the other Party in the manner set forth above.

    IN WITNESS WHEREOF, The Parties have had this Agreement executed by their respective authorized officers on the date written below. The persons signing warrant and represent that they are duly authorized to sign for and on behalf of the respective Parties.

By and on behalf of                      By and on behalf of

NATIONAL SEMICONDUCTOR                   FAIRCHILD SEMICONDUCTOR
CORPORATION                              CORPORATION

By: ____________________________         By: ____________________________

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Its: ___________________________         Its: ___________________________

Date: __________________________         Date: __________________________

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                                  SCHEDULE 2.1

                  DATA PROCESSING AND COMMUNICATIONS SERVICES

    Up to and including June 1, 1998, unless otherwise agreed to in writing, Fairchild will have access to and ability to use those National computer and communications systems in use by Fairchild at the Closing Date. For all IS services, unless otherwise agreed to in writing, Fairchild will be charged at rates equal to those charged other National internal customers. National shall invoice Fairchild each National period as part of the period closing cycle. National shall invoice Fairchild for direct IS services in a separately itemized and consolidated invoice.


    Fairchild will be charged on a "pay for use,, model.

     - "Pay for use" will be at regular IS usage rates set for all National Corporate IS customers. As Fairchild migrates off of National systems, Fairchild will no longer be charged for their use.

     - For FY97 only, National Corporate Information Services over-absorption will be passed back to Fairchild just like any other National division on a fiscal quarter basis. Calculation of the Fairchild share of the over-absorption will exclude the use of these funds to support corporate initiatives where Fairchild is not a participant or beneficiary. By the end of January 1997, National will establish and publish new charge rates for FY98.

    Fairchild will develop a detailed systems conversion plan for review with National in March of 1997. Any conversion date on the plan which extends beyond June 1, 1998 must be approved by National. If National elects not to approve an extended date, the schedule will revert to the latter of June 1, 1998 or an alternative date determined by National. National agrees to provide the resources necessary to allow Fairchild to meet the mutually agreed upon milestones, timelines and resource requirements identified in the final detailed systems conversion plan. Following this process the plan will be considered firm and will be used by both National and Fairchild to synchronize their own related project efforts. Any schedule modifications occurring after the plan is firm will require joint approval by Fairchild and National. National will provide Fairchild with a one-time automatic extension of any schedule of up to ninety (90) days to ensure that all schedules are protected by a reasonable contingency period. Should Fairchild not be satisfied by any of the dates determined through the process of creating a firm plan, National will, if requested by Fairchild and at Fairchild's expense, create and technically implement a Fairchild-only version of the system operating on a service bureau of Fairchild's choice.

    If Fairchild materially increases its use of National's systems and such increased use contributes to the need for National to purchase additional computing capacity that National will not utilize after final separation, Fairchild will be financially responsible for that computing capacity. National will provide Fairchild with periodic reporting on performance metrics and give Fairchild advanced notice of capacity issues to allow Fairchild to respond and possibly discontinue use of certain National systems in advance of any additional purchases.

National will be responsible for resolving any third party mainframe and SAP software restrictions on Fairchild use with costs paid as described below. Fairchild will be responsible for resolving all other software license issues, with costs paid as described below. National will be responsible for any one-time up front third party software vendor costs associated with Fairchild's use of National's mainframe computers and any one-time up front costs associated with Fairchild's use of SAP on National's computers. Fairchild will be responsible for all other one-time and all on-going third party vendor software costs associated with their use. National will reimburse Fairchild completely for up to $1.3 million of one-time up front third party vendor software costs incurred to sustain current capabilities. Should Fairchild spend more than $1.3 million in one-time up front third party software costs to sustain current capabilities, National will reimburse Fairchild 50% of its costs above $1.3 million up to a limit of $2.0 million. National may elect to pay one or more of the vendors involved directly.

National will provide wide-area network support and help facilitate the transition to a stand-alone Fairchild wide-area network.

Fairchild will elect either to be included or not included in National Corporate IS projects. If included, costs will be determined on the same basis as other National divisions and sites. If not included, Fairchild will not be charged.

- National will continue to provide Electronic Mail access including:

         - Continued Lotus NOTES support
         - Continued MailHub support

National will continue to provide Video Conferencing capabilities.

National has negotiated into current contracts the grandfathering of network and telephone deals to Fairchild. Fairchild has the option of utilizing those arrangements or establishing separate arrangements.

National will continue to provide Internet services and access. These services will be provided at no charge in fiscal year 1997

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and will be charged at internal National rates in fiscal year 1998.

Fairchild will continue to be able to use National's help desk services.

MBayse support may at National's option, be offered to Fairchild beyond June 1, 1998. National will provide Fairchild with a minimum of twelve (12) months notice prior to terminating this extended service.

National charges for MBayse, EBS and RETGEN systems and support will be based on current allocation processes.

Use of MBayse data will be governed by rules developed by National's MBayse group and approved by Fairchild.

                             FY97 IS RATES AND FEES

                                   Rev. 2.0

                         CORPORATE INFORMATION SERVICES
                                COMPUTING RATES

SC VAX DATA CENTER (Account 908)

                                                       NON-
DATA BASE SERVICES                         PRIME      PRIME
---------------------------------------  ---------  ---------

-13 MIP processor/second-on-line.......   .01560     .01170
-13 MIP processor/second-batch.........    .0078      .0078
-26 MIP processor/second-on-line.......    .0312     .02234
-26 MIP processor/second-batch.........    .0156      .0156
-Connect time/minute-on-line...........    .0052      .0039
-Connect time/minute-batch.............    .0026      .0026
-Input/output per thousand.............    .0625      .0625
-512K bytes storage/day................      .07        .07

Interactive Services

-13 MIP processor/second-on-line.......     .012       .009
-26 MIP processor/second-on-line.......     .024       .018
-Connect time/minute-on-line...........     .004       .003
-Input/output per thousand.............      .05        .05
-512K bytes storage/day................      .05        .05

Batch Services

-13 MIP processor/second-batch.........     .006       .006
-26 MIP processor/second batch.........     .012      .,012
-Connect time/batch....................     .002       .002
-Input/Output per thousand.............      .05        .05
-512K bytes storage/day................      .05        .05

Prime Time is 0600 to 1800 Monday thru Sunday

Non-Prime Time is 1800 to 0600 Monday thru Sunday

                         CORPORATE INFORMATION SERVICES
                                COMPUTING RATES

BUSINESS DATA PROCESSING (Account 915)
                                                SERVICES
                                      DATA      INTERACT
CPU TIME PER HOUR                     BASE         IVE        BATCH
---------------------------------  ----------  -----------  ---------
HDS 8424.........................  $1200.00     $1125.00     $900.00
Connect Time per Hour............                   1.00
Disk Reads/Writes per 1000.......       .13          .10         .10
Tape Reads/Writes per 1000.......       .50          .50         .50
Tape Mounts per Mount............       .50          .50         .50

Usage of the above resources on weekends (6:00 PM Friday to 6:00 AM Monday) is charged at 25% of weekday rates.

Disk Space Storage

Megabytes per week...............       .60          .30         .30
Paper Output
-Stock forms per page............       .02          .02         .02
-Custom forms per page
 form dependent

Microfiche

-Originals.......................                               1.20
-Duplicates......................                                .12

                         CORPORATE INFORMATION SERVICES
                                COMPUTING RATES

END USER COMPUTING (ACCOUNT 973)1

                                                            SERVICES
                                                      --------------------
                                               INTERACTIVE              BATCH
                                           --------------------  --------------------
                                                         NON-                  NON-
CPU TIME PER HOUR                            PRIME      PRIME      PRIME      PRIME
-----------------------------------------  ---------  ---------  ---------  ---------
20 MIP Processor                           $  310.50  $   62.10  $   93.15  $   31.05

Connect Time per Hour....................       .863       .173       .259      .0863

Disk Space Storage

712K Bytes per Day                             .0345      .0345      .0345      .0345

Disk Read/Writes per 1000................       .092       .023      .0276      .0115

Lines Printed per 1000...................       .431       .086       .129      .0426

ENGINEERING COMPUTATION (Account 973)

20 MIP Processor                           $  310.50  $   62.10  $   93.15  $   31.05
Unix 20 MIP Processor....................      53.82      53.82      53.82      53.82
Unix 6000 Compute Server.................      12.42      12.42      12.42      12.42

Connect Time per Hour....................          0          0          0          0

Disk Space Storage
712K Bytes per Day                             .0345      .0345      .0345      .0345

Disk Read/Writes per 1000................          0          0          0          0

Lines Printed per 1000...................          0          0          0          0

Prime Time      =  6:00 AM to 6:00 PM Monday thru Friday

Non-Prime Time  =  6:00 PM to 6:00 Am Monday thru Thursday

Weekend Use     =  6:00 PM Friday to 6:00 AM Monday is "no charge"

------------------------

(1) Includes Email
                                            7

                        SUBACCOUNT 922--DESKTOP SERVICES

(A) BASIC SERVICES FEES

    SANTA CLARA & NA SALES OFFICES:  $120.00 PER CALENDAR MONTH PER KNOWLEDGE
                                     WORKER

    ALL OTHER LOCATIONS:             $218.50 PER CALENDAR MONTH PER NODE

    KNOWLEDGE WORKERS DEFINED EXEMPTS EMPLOYEES

(B) ENHANCED SERVICES (PER USER):

    - LOTUS NOTES MAIL HIGH- END      $9.00 PER WEEK $3.00 PER WEEK
        OPTION LOW-END OPTION

    - GRAPEVINE                       $5.00 PER WEEK

    - BUSINESS OBJECT                 $40.00 PER CALENDAR MONTH

    - SUBACCT 944--VOICE MAIL (PER    $6--$8 CALENDAR MONTH
        ACCT)

SUBACCOUNT 974--CLIENT/ SERVER

(A) CPU MEMORY                       $0.65 PER MB PER DAY

(B) DISK SPACE                       $7.83 PER GB PER DAY

(C) AIX/NFS FEE PER ACCOUNT          $15.00 PER CALENDAR MONTH

SUBACCOUNT 977 -

PHONE DEPR/LEASE/MAINT (PER EXT)     $35.75 PER CALENDAR MONTH

                                  SCHEDULE 2.2

CORPORATE FINANCIAL SERVICES

    National will provide Fairchild with the systems and services to value inventory, physically ship & invoice material and intangibles, compute and pay disbursements (ACCTS. payable, Payroll, Travel, etc.) and the ability to produce, maintain and report stand-alone financial statements. Credit and collection services will be provided by National as more fully set forth in
Schedule 2.4.

    Fairchild will be charged a flat periodic service fee based on the rates contained herein. These rates are determined on a department by department basis. In general the applicable cost pool is charged out to Fairchild at 30% of the total pool, which is based on the last twelve periods' Total Cost of Sales for Fairchild as a percent of National's Total Cost of Sales. In addition, direct expenses incurred on behalf of Fairchild will be reimbursed 100% by Fairchild.

    Currently National and Fairchild share a common database and infrastructure for financial systems. When Fairchild elects to terminate use of a National system it will bear 100% of the cost to interface its replacement system to other non-National systems. Likewise, Fairchild wi11 pay 100% of the cost to interface National systems to Fairchild systems at a predetermined hourly rate.

    Should National discontinue use of a system for its own purposes, Fairchild will be allowed to continue to operate the system bearing the same historical operating cost of the system, plus one-time cost for setup (if any) for the term of this Agreement. Alternatively, at Fairchild's request, National will transfer the discontinued system software to Fairchild or its service provider in an orderly fashion, pursuant to the terms and conditions set forth in paragraph 3.0 and 4.0 of the Transition Services Agreement.

         GENERAL NON-EXCLUSIVE DESCRIPTION OF SERVICES BY FUNCTION

    The description of services to be provided captures substantially all of the services intended to be provided; however, the parties acknowledge that such description may inadvertently be incomplete, and that additional services closely related or ancillary to those described below shall also be provided at Fairchild's request upon the same terms and conditions as apply to the services described below.

Department Name: Accounts Payable

Department Number: 99-011

1. Description of Services to be Provided:

    Provide system support and capability to enable South Portland (NSFM) and Salt Lake City (NSSL) facilities to process accounts payable via McCormack & Dodge accounts payable system. The system will enable personnel at both sites to process invoices, check requests and other payment instructions as they currently do today within National. The system will be modified so that checks will be processed in South Portland for both Salt Lake City and South Portland disbursements. Santa Clara will not process accounts payable disbursements for the Salt Lake City facility for liabilities recorded after the Closing Date. If processing is required by National, processing of National retained accounts payable liabilities will be performed in Salt Lake City and South Portland on behalf of National. The system will be partitioned so that Fairchild transactions will be segregated within the National system. As such payables vouchered after the Closing Date will be paid under the Fairchild tax identification number and checks will be drawn on a new Fairchild bank account. Fairchild will be charged for a proportional share of: all Information Services charges to department SC-99-0111, for management time to address system-wide issues and support and annual maintenance for system software. The costs to support Santa Clara payables such as A/P processor's payroll, facilities cost and SC department operating expense will not be charged to Fairchild.

Basic Services include:

1.1 IS Application and production support for IS jobs #800 and 801

1.2 Duplicate 800 & 801 jobs, and full cost will be absorbed by Fairchild.

1.3 Acquisition and implementation of software maintenance license and upgrades.

1.4 Annual system generation of Form 1099 Misc. for Fairchild U.S.


2.  One-Time Actions Required to Modify IS Systems:

2.1 Set up new Group corporate for Fairchild

2.2 Set up new corporate code for Spor & SL

2.3 Set up new company code for NSME under National

                                       10


2.4 Convert open PO & unmatched Invoices to new company codes

2.5 Close converted PO & Invoices from old corporate code

2.6 Review & assess all AP/PO online, batch, security programs/jobs for special company code processing. (vendor Master usage)

2.7 Modify GL & other interfaces (SMS)

                   Stock
                   CIS
                   Marcom
                   PTS/FAS

3. List of Systems Utilized

3.1 System Number: S800      M&D (APPO)

Department Name:    Payroll
Department Number   99-0114

4. DESCRIPTION OF SERVICES TO BE PROVIDED

    National will provide IS programming support for Ceridian Inc. payroll processing, and payroll tax, systems and related interfaces. National will provide support and maintenance for timecard collection system and related interfaces. Service includes the management of the network interfaces with Ceridian, management of system interfaces to payroll (e.g. HR's MSA system), management of vendor relationship including driving customer support of special scheduling requests, payroll cycle management and customer service problems/issues. Costs to be charged to Fairchild include the proportional share of all IS costs, outside service fees to Ceridian where applicable and the SC payroll manager's cost. The cost of payroll processing personnel, department operating expense and facility expense related to the SC payroll department will not be charged to Fairchild.

    National may elect to replace the current payroll processor, Ceridian, with another outside vendor or in-house software application prior to June 1, 1998. If this occurs, National will provide Fairchild with 90 days notice of its intent to terminate the Ceridian contract. National will use its best efforts to transfer the terms and conditions of the Ceridian contract to Fairchild if Fairchild wishes to continue to utilize Ceridian as its payroll processing vendor. National will not be responsible to Fairchild for damages caused by failure of Ceridian to continue providing payroll processing services to Fairchild upon termination of the Ceridian contract by National.

    Additional services to be provided for Santa Clara-based Fairchild employees include:

4.1  Payroll processing

4.2  File Review & transfer & Interface

4.3  Answer Questions

4.4  Hand Checks

4.5  W2, W2C

4.6  Maintain deduction file

4.7  Tax Filing

4.8  Set up employees

4.9  Set up employee history & current earns/deduction

 5.  One-Time Actions Required to Modify IS Systems:

5.1  Set up Fairchild company code

5.2  Change bank account payment information

5.3  Change auto deposit instructions

5.4  Change benefit vendor files

5.5  Set up General Ledger entries

5.6  Set up stock administration interface (if necessary).

 6.  List of Systems Utilized

6.1  Ceridian Payroll System--Signature--Encore

6.2  MSA--weekly updates

6.3  G/L--weekly updates/edits

6.4  Stock Administration--Weekly updates

6.5  Deduction Files

                                       12


6.6  HR SAP--N/A if applicable

6.7  Timecard System--All part of one system

6.8  SSIP/KEIP System--NIA

6.9  Travel Systems--Monthly updates to G/L, to P/R

6.10  Nova

6.11  Deja View

Department Name:     Fixed Assets

Department Number:   99-0172

7. DESCRIPTION OF SERVICES TO BE PROVIDED

    Setup, maintenance and ongoing support for Global Fixed Asset System
(FAS), Project Tracking System (PTS) and I schedule reporting. Service includes upgrades to new releases of software, table maintenance and establishment of new company reporting. Costs to be charged to Fairchild include the proportional share of IS costs, software maintenance fees and the SC fixed asset manager's cost. Fairchild will pay directly, or reimburse National, for the cost to establish new tax-basis values for Fairchild fixed assets including, but not limited to, appraisal costs and outside service fees to implement the new asset values in FAS.

Basic Services include:

7.1  Job Testing: PTS

7.2  FAS/GL Interface (GL's location)

7.3  Table Updates FAS: Company table, cost center table (location)

7.4  Security for company and personnel

7.5  Training

7.6  Provide historical data

7.7  Provide reporting for tax compliance

 8.  One-Time Actions Required to Modify IS Systems;

8.1  PTS--Add new location/change present location (FM/SL domestic

                                       13


sites only)

          Change programs coding (TE, SL, FM, SC)

8.2  FAS--New companies/keep the same location (FM, EP, CB, SL) (company table) (cost center)

8.3  I-Sched--Testing and change programs, batch job

8.4  FAS--Update table and transfer assets to new company: update cost center table
     (location), add new company, set up security.

8.5  I-Sched--FM, CB, EP, SL

8.6  FAS/PTS--Create new location code for ME and company code FC

8.7  FAS/PTS--Security for new location

8.8  PTS--Transfer procedure for FC projects

8.9  FAS--Transfer of assets between corporate codes. Test interface with G/L, CIS and APPO

9.   List of Systems Utilized:

9.1  623 PTS

9.2  271 FAS

9.3  271 Focus--I-Schedule

9.4  AP/PO

9.5  CIS

9.6  GIL

Department Name: Travel

Department Number: 99-0208

10. DESCRIPTION OF SERVICES TO BE PROVIDED

    Maintenance and operation of Travelmaster software application for use by South Portland and Salt Lake City. Costs charged to Fairchild are proportional share of IS costs and software maintenance fees.

Services include:

10.1 Provide disbursement files to Fairchild in order for Fairchild to pay travel obligations

10.2 Running of Special request travel reports as needed (tuition, relocation)

10.3 Access to on-line travelmaster system for Fairchild until they go on alternative system

10.4 Compliance to statutory requirements in: educational assistance, relocation expenses, miscellaneous expense treated as personal income, provided Fairchild is utilizing National HR and payroll systems and policies pursuant to this Agreement

11.  ONE-TIME ACTIONS REQUIRED TO MODIFY IS SYSTEMS

11.1 Set up separate bank account 11.2 Modify EFT transmission

12.  List of Systems Utilized:

12.1 Travel Master Daily input/Batch--weekly cycle period end reports

12.2 Nova Weekly Interface

12.3 CIS Weekly Interface

12.4 G/L Weekly Edit, period end journal

12.5 Weekly Dept Update

12.6 Interrogator Period End 12.7 MSA Weekly Update

Department Name:    Corporate Accounting (GL)

Department Number:  99-0109 & 99-0385

13. Description of Services to be Provided:

    Establish ability to consolidate worldwide financial statements for Fairchild Semiconductor utilizing National's GL90 general ledger system. Modify the Financial Reporting System ("FRS") to produce the Fairchild consolidated balance sheets and income statements. Reproduce existing financial reporting books within Fairchild ledger. Manage all interfaces into and out of the general ledger, including to Interrogator reporting system and Nova.

    Costs charge to Fairchild include: a proportional share of the entire Santa Clara General Ledger department consisting of one exempt manager and two nonexempts, one current full-time IS programmer, one IS contractor, department facilities and operating expenses and all IS costs. Also, Fairchild will pay for one-half the cost of a new full time contractor who will be hired to support the added programming requirements arising out of the need to support Fairchild as an independent company. National will pay for the other half of this added IS contract programmer.

Critical Services include:

13.1 Maintain Corporate Fairchild Ledger

13.2 Maintain FRS reports for Fairchild

13.3 Maintain WW Hierarchy for Fairchild

13.4 GL Vendor Maintenance Agreement


14   One-Time Actions Required to Modify IS Systems:

14.1 Create Consolidated Fairchild Ledger

14.2 Create Parallel FRS Systems

14.3 Add new legal entities for Fairchild

14.4 Isolate National History in unique locations

14.5 Establish new ledger to segregate ME National

14.6 DETERMINE FAIRCHILD VS.  National Family Reporting Structure

14.7 Create new G/L reports-- Trial Balance, Transaction Analyzer's, etc.

14.8 Create parallel WW Hierarchy Files

14.9 Work with G/L Feeder Systems during Transition

14.10 Work with G/L End-users (Essbase, Interrogator, etc.) during transition

15. List of Systems Utilized:

15.1 J231 Financial Reporting

15.2 J111 General Ledger

15.3 J951 WW Hierarchy

Department Name:               Corporate Interlocation
Accounting Department Number:  99-0119

Assumptions

        1  Infrastructure/Licensing per National defined Legal Structure for Fairchild

        2  Fiscal Calendar Same As Today

        3  Inter platform hardware relationships same as today.

        4  Functional core processes of CIS remain the same as today.

16. Description of Services to be Provided:

    Provide ability to generate commercial invoices for Fairchild to enable the global shipment & billing of physical product between: Fairchild entities, between Fairchild entities and its subcontractors and between Fairchild entities and National entities. Allow for the creation of intangible billing within Fairchild entities. Maintain interfaces with key upstream and downstream systems (Workstream, FLS, LOTS, General Ledger, SAP, etc.). Generate shipping documents such as commercial invoices, attachments and customs notices. Generate auto booking instructions to the General Ledgers for both Fairchild intercompany transactions and trade transactions between Fairchild and National. Maintain intracompany transfer price file to enable legal transfer pricing for Fairchild shipments between Fairchild legal entities. Establish and maintain new contract price files (and booking instructions) for the flow of goods and services between Fairchild and National, based on contractual prices established in the supply and service agreements between the two companies. Maintain historical transactions for
audit purposes.      Fairchild will have full access to the worldwide Access
To CIS History ("WATCH") system, a client/ server based access tool.

    Fairchild will be charged a proportional share of the entire Interlocation Accounting department, including IS support for the systems listed below which is charged directly to this department. Fairchild will also pay for one-half the cost of a new full-time programmer who will be hired to support the added program requirements caused by the new, and complex, third-party relationship for tangible and intangible flows between Fairchild and National. National will pay for the other half of this added IS contract programmer.

Service Summary:

16.1 J281 Maintain transfer pricing file(s).

16.2 J28X Create and maintain special contract pricing file for transactions between Fairchild and National. Develop and maintain jobs to capture, book and report transactions.

16.3 J285 CIS: Maintain operational and reporting processes.

16.4 J686/J685 SEA Inbound & Outbound Accounting: Maintain operational and reporting processes.

16.5 J286/J287 U.S./Europe/Japan Inbound & Outbound Accounting: Maintain operational and reporting processes.

16.6 Support Fairchild Corporate Consolidation Training

17.  One-Time Actions Required to Modify ID Systems:

Establishment of Relationships:

National < --- > Fairchild: Financial/Physical Flows (e.g., 2nd leg invoicing
NSIL)/Financial Relationships (e.g., Consignment/ Sell--Buy Back, etc.)


National < --- > SubK: Financial/Physical Flows (e.g., NRNL/consignment)

Fairchild < --- Fairchild Financial/Physical Flows (e.g., 2nd leg invoicing
NSIL)/Financial Relationships (e.g., Intercompany Sales, Cost of Goods Sold/Margins)

Fairchild < --- > SubK: Financial Relationships (e.g., Consignments/Sell BuyBack etc.)

National < --- >SubK < --- > Fairchild: Financial/Physical Flows/Financial Relationships

Define the following for all flows:

17.1 #) Pricing (e.g., Contract Price/Std/Margins)

17.2 #) System Edits (e.g., Intangibles/NSIL Rules, etc.)

17.3 #) System Edits (e.g., Tangible Import/export, DOL, etc.)

17.4 #) General Ledger Journal vouchers (e.g., Separate Ledgers/2nd leg entries, SAP, etc.)

17.5 #) Report

17.6 #) Interfaces (e.g., Workstream/TRS/Trade-Sale-Recon, FLS, LOTS, etc.)

17.7 #) Documents (e.g., Invoices/Attachments/Preclearence, etc.)

ASSESSMENT ANALYSIS ALIGN INTERCO-SHIP DATA WITH BUSINESS PROCESSES

DEVELOPMENT/IMPLEMENTATION PHASES

18.   List of Systems Utilized:

18.1  J285 Commercial Invoicing System

18.2  J286 U.S. Europe/Japan Outbound Accounting

18.3  J287 U.S./Europe/Japan Inbound Accounting

18.4  J685 SEA Outbound Accounting

18.5  J281 Contract Prices/Transfer Prices

18.6  J686 SEA Inbound Accounting

18.7  Jxxx Interface Feeds from/to multiple systems. (e.g., Workstream, SMS, LOTS, TRS, SAP,
      FLS, APPO, payroll, travel, mis etc.)

18.8  J285 Subcontractor Accounting

Department Name:    Cost Accounting
Department Number:  99-0116

19. DESCRIPTION OF SERVICES TO BE PROVIDED

    Provide the ability to: value in-line work in process inventory via the 280 standard cost system and the Transfer Reporting System (TRS) and its related subsystems. Provide the ability to value finished goods at standard cost utilizing the 280 standard cost systems, LOTS and related subsystems. Generate standard cost files for use in transfer pricing intracompany shipments. Provide the ability to change local and worldwide standard cost of inventory. The support systems required to effect a global standard change will be made available at a minimum of once per year. Global standards changes for National and Fairchild will be coordinated to achieve a common schedule. Selected standard changes for particular Fairchild product lines or sites will be performed per schedules mutually agreed upon between Fairchild and the National Corporate Controller.

      Fairchild will also have use of
the National Inventory Reserve systems, the O/A (aged and obsolete inventory) and LCM (Lower of Cost or Market) systems as long as Fairchild utilizes National's inventory tracking system (LOTS) and inventory valuations systems.

     Fairchild will be charged a proportional share of the whole Corporate Cost Accounting department. IS support for the systems listed below is charged directly to this department.

Summary list of Services:

19.1  J280 Standard Cost File System

19.2  maintain/Run jobs for separate on-line standard update maintenance table

19.3  Maintain/Run jobs for local, matrix, and worldwide files

19.4  J282 Standard Cost File for Transfer Price System

19.5  Maintain/Run jobs for separate journal vouchers and worldwide transaction code listings

19.6  J500 CWIP and RDS files

19.7  J265 TRS inventory records

19.8  J563 MPE/NMPE/CCIM earnings records for function 09

19.9  J975 OA File records

19.10 J975 LCM file records

19.11 Provide access to, and maintenance for, the on-line Inventory Analysis System (IAS)

20.   One Time Actions Required to Modify IS Systems:

20.1  J280 Standard Cost File System--Create and set up

20.2  Build on-line standard update maintenance table

                                       20


20.3  Set up local, matrix, and worldwide files

20.4  J282 Standard Cost File for Transfer Price System--Create and set up

20.5  Separate TVS and Worldwide transaction code listings--Create and set up

20.6  J500 CWIP and RDS files--Extract and build

20.7  J265 TRS Inventory records--Extract and build

20.8  J563 MPE/NMPE/CCIM earnings records for function 09--Extract and build

20.9  J975 OA file records--Extract and build

20.10 J975 LCM file records--Extract and build

21.   List of Systems Utilized:

21.1  J280 Standard Cost for Local, Matrix, and Worldwide files

21.2  J500 CWIP, RDS for Inventory Report System

21.3  J282 Standard Cost file for Transfer Price System

21.4  J284 Transaction Value System

21.5  J281 Transfer Price File

21.6  J265 Transfer Reporting System (TRS)--Inventory Report

21.7  J291 Intransit System.

21.8  J9750A System

21.9  J975 LCM System

21.10  J563 MPE/NMPE/CCIM Earnings (Function 09) Worldwide Transaction Code Listing

21.11  J281 Inventory Analysis System (IAS)

21.12  J281 Worldwide Standard Revision Impact Study

Department Name: Interrogator

Department Number: 99-0420

Services Provided:

    Fairchild will have access to its corporate financial information through the Interrogator client/server based information access application. National will modify and maintain the organization table for Fairchild, monitor and maintain all the interfaced data loads to the database. Fairchild will pay a proportional share of the cost of this department as it does for the General Ledger department.

Department Name: Inpat/Expat Accounting

Department Number: 99-0205

Services Provided:

    National will provide Inpatriate & Expatriate accounting services to Fairchild as requested. Fairchild will be charged based on the number of expatriate and inpatriated personnel as a percentage of the combined Fairchild and National expatriate/inpatriate personnel.

Department Name: Risk Management

Department Number: 99-0108

Services Provided:

    Approximately 20% of one National employee's time to support health insurance, life insurance and accidental death insurance coverage for Fairchild personnel. Fairchild will be charged based on the estimated percentage of effort required to support the above mentioned insurance programs.

Department Name: Treasury

Department Number: 99-0179

Services Provided:

    National will provide cash transfer services including remittance of collected North American receivables to Fairchild designated bank accounts on mutually agreed upon remittance schedule, and will provide Fairchild with access to credit reporting services used by it as defined in Schedule 2.4.

National will also provide accounting services related to the bank transfers. National will service the GE Capital leases of production equipment which are subleased by National to Fairchild. Fairchild will reimburse National for the monthly equipment lease payments. Fairchild will be charged an annual fee per the attached rate schedule. The service fee covers labor and related overhead including bank fees for lockbox services and on-line banking software licenses.

Department Name:   SC Site Accounting

Department Number: 99-0425

Services provided:

    Support for the Semiconductor Material System, including raw material excess analysis. Support from the Human Resources Controller regarding Health and Life Insurance charges, administration of charges for common benefit services provided to Fairchild as described in the Corporate Human Resources Services Agreement, paragraph A. 1. "Description of Benefit Services". Fairchild will be charged a proportional share of the loaded labor cost of these two employees only. Fairchild will not be charged for other SC Site Service accounting costs or National Corporate Division accounting costs.

                         HQ FINANCIAL SERVICES PROPOSAL


-----------------------------------
SC SITE FINANCE                        FY97
YEAR                 FY97            FIXED      4TH QTR        TOTAL
ACCOUNTING                           RATE                      FY97
-------------------  --------------  ---------  -------------  ---------
DEPT
0111                 Corp AP              $114            $29        $29
0114                 Payroll              $172            $43        $43
0138                 Archives               $0             $0         $0
0172                 Property             $100            $25        $25
0208                 Travel                 $7             $2         $2
0425                 SC Supp               $24             $6         $6
                     Sub Total            $417           $104       $104
                     --------------  ---------  -------------  ---------

CORPORATE FINANCE
YEAR                 FY97
DEPT
0106                 Ext Report             $0             $0         $0
0109                 GL                   $210            $53        $53
0116                 Cost Acctg           $371            $93        $93
0118                 Corp Cont              $0             $0         $0
0119                 Interlocation        $164            $41        $41
0205                 Expat/Inpat           $75            $19        $19
0236                 ABM                    $0             $0         $0
0385                 GL Proj                $8             $2         $2
                     Sub Total            $828           $207       $207
                     --------------  ---------  -------------  ---------

RISK
YEAR                 FY97
0108                 Risk Mgmt             $45            $11        $11

TREASURY
YEAR                 FY97
0179                 Treasury              $77            $19        $19

INTERROGATORY
YEAR                 FY97
0420                 Interrogatory         $75            $19        $19

OTHER
YEAR                 FY97
0107                 Int'l Audit            $0             $0         $0
0110                 VP Finance             $0             $0         $0
0424                 Plan/Anal              $0             $0         $0
0430                 COO VP Fin             $0             $0         $0
0431                 COO VP Sup             $0             $0         $0
02-2431              VP Op's Fin            $0             $0         $0
0117                 Corp Tax               $0             $0         $0
                     Dept
                     Sub Total              $0             $0         $0
                     Total W/O IS       $1,442           $361       $361
                     --------------  ---------  -------------  ---------

                     1/2 IS person         $68            $17        $17
                     1/2 IS person         $68            $17        $17
                     Adm Support          $100            $25        $25

                     Total All          $1,610           $403       $403
                     Charges
                     --------------  ---------  -----------    ---------
                     --------------  ---------  -----------    ---------
                         HQ FINANCIAL SERVICES PROPOSAL

SC SITE FINANCE                    FY98
YEAR               FY98/99         FIXED      1ST        2ND QTR      3RD        4TH QTR
ACCOUNTING                         RATE
DEPT
-----------------  --------------  ---------  ---------  -----------  ---------  ---------
0111               Corp AP              $116       $ 29         $ 29       $ 29       $ 29
0114               Payroll              $173       $ 43         $ 43       $ 43       $ 43
0138               Archives             $  0       $  0         $  0       $  0       $  0
0172               Property             $101       $ 25         $ 25       $ 25       $ 25
0208               Travel               $  8       $  2         $  2       $  2       $  2
0425               SC Supp              $ 18       $  5         $  5       $  5       $  5
                   Sub Total            $416       $104         $104       $104       $104

CORPORATE FINANCE
YEAR               FY98/99
DEPT
0106               Ext Report           $  0       $  0         $  0       $  0       $  0
0109               GL                   $223       $ 56         $ 56       $ 56       $ 56
0116               Cost Acctg           $378       $ 95         $ 95       $ 95       $ 95
0118               Corp Cont            $  0       $  0         $  0       $  0       $  0
0119               Interlocution        $178       $ 45         $ 45       $ 45       $ 45
0205               Expat/Inpat          $  0       $  0         $  0       $  0       $  0
0236               ABM                  $  0       $  0         $  0       $  0       $  0
0385               GL Proj              $  8       $  2         $  2       $  2       $  2
                   Sub - Total          $787       $197         $197       $197       $197
                   --------------  ---------  ---------        -----  ---------       ----

RISK
YEAR               FY98/99
0108               Risk Mgmt             $45        $11          $11        $11        $11

TREASURY
YEAR               FY98/99
0179               Treasury              $80        $20          $20        $20        $20

INTERROGATORY
YEAR               FY98/99
0420               Interrogatory        $150        $38          $38        $38        $38

OTHER
YEAR               FY98/99
0107               Int'l Audit        $    0         $0           $0         $0         $0
0110               VP Finance         $    0         $0           $0         $0         $0
0424               Plan/Anal          $    0         $0           $0         $0         $0
0430               COO VP Fin         $    0         $0           $0         $0         $0
0431               COO VP Sup         $    0         $0           $0         $0         $0
02-2431            VP Op's Fin        $    0         $0           $0         $0         $0
0117               Corp Tax           $    0         $0           $0         $0         $0
                   Dept
                   Sub-Total          $    0         $0         $  0         $0         $0
                   Total W/O IS       $1.478       $370         $370       $370       $370
                   1/2 IS person      $   68        $17         $ 17       $ 17       $ 17
                   1/2 IS person      $   68        $17         $ 17       $ 17       $ 17

         SC SITE FINANCE
           ACCOUNTING
---------------------------------    FY98
      YEAR                           FIXED
      DEPT            FY98/99        RATE        1ST       2ND QTR       3RD        4TH QTR
-----------------  --------------  ---------  ---------  -----------  ---------  -------------

                   Adm Support..        $100        $25          $25        $25            $25
                   Total All
                   Charges            $1,714       $429         $429       $429           $429
                   --------------  ---------  ---------       -----   ---------            ---
                   --------------  ---------  ---------       -----   ---------            ---

                                     SCHEDULE 2.3


PURCHASING SERVICES

         Joint purchasing arrangements will be established by National as set forth below. Said arrangements will include all Fairchild sites which are defined as FM, EP, SL and CB and the following National sites defined as SC, TE, ME, UK and EM.

         Costs charged to Fairchild will be direct out-of-pocket for systems. Commodity Management Team expenses will be shared equally.

         Access to National owned crystal grower capacity will be controlled by National on the basis set forth below. Agreement will be made to provide access to approx. 30% of available capacity to Fairchild for the term of this Agreement.

SILICON CRYSTAL GROWER PROGRAM

         It is recognized that Fairchild is potentially vulnerable for silicon support due to its dependence upon both four inch and five inch silicon wafers at its South Portland wafer fabrication facility.

         The Parties recognize that the primary silicon producers have notified the semiconductor industry that production of these smaller diameter wafers will diminish and eventually be discontinued.

         Based upon these market conditions, National will cooperatively work with Fairchild to increase its supply base and assist it in securing these types of products. It is incumbent upon Fairchild to exercise its full resources to qualify additional suppliers identified by National.

         In the event that normal market capacity cannot be found to provide adequate support to Fairchild, National will make available a portion of its dedicated capacity from the MEMC Crystal Grower Program.

         This portion will be 12,800,000 grams of Zero Dislocation annually, to be taken on a linear basis. The access to this material will be directly through National's Central Purchasing Group in Santa Clara, CA. Fairchild may not directly contact National's supplier with respect to the puller program.

         If Fairchild requires more than the allocated material, National will review its then current requirements and if possible provide additional short term support.

         National will not renegotiate any supplier agreements as part of this contract. This agreement will allow access to Fairchild to the grower program through National until July 31, 1999, which is the end of the puller program.

JOINT PURCHASING ARRANGEMENTS

1.0 Commodity Management and Purchasing

    1.1 National and Fairchild will combine their purchasing requirements, where practical, and apply National's Commodity Management Team (CMT) approach to material purchases for the benefit of both parties. This process requires that each Party assign CMT members, commodity managers and team leaders with sufficient knowledge, dedicated time and authority to effectively represent their respective companies.

    1.2 Due to the geographic distances involved each Party will support all required travel for team member attendance at bid evaluation meetings, commodity team meetings, supplier negotiations and other meetings required to support the process. Expenses for meetings (conference rooms, meal service, copying expense etc.) will be shared on a 50/50 basis between the parties.

    1.3 The CMT process requires a team approach to decision making. In the event that a CMT is unable to reach a decision the assigned commodity manager will make the final decision. All appeals will be reviewed and decided upon by the Directors or Purchasing for Fairchild and National.

    1.4 The types of commodities to be included in the this agreement will be mutually agreed upon on an annual basis by the respective Directors of Purchasing. It also understood that as business conditions change the parties may alter or review the commodities included in this process. However, once a commodity has been negotiated with the suppliers and an agreement signed by Fairchild, National and the supplier, both parties will remain bound for the duration of the agreement.

2.0 Quest for Gold Supplier Quality Rating Program

    2.1 National and Fairchild will consolidate their effort to conduct Quest for Gold (QFG) supplier rating and rankings. This is a parallel effort to the CMT Process and is a part of the basis of supplier selection and supplier business share. It is expected that the CMT leader for each commodity will collect data from each site and report the QFG results to QFG coordinator in

         National's Central Purchasing Group in Santa Clara, Ca.

    2.2 Any costs associated in supporting this program will be shared as mutually agreed by the Directors of Purchasing.

3.0 Purchasing Support for Fairchild Personnel Located at NSSC

    3.1 National will provide necessary purchasing support for Fairchild personnel located at the Santa Clara, Ca. site, the cost of which will be the same allocation method used for all National personnel. The allocation will be based upon either $8/ invoice or 0.75% of the requisition dollars.

4.0 Termination

    4.1 The above joint purchasing arrangements can be terminated by mutual consent of the parties with a minimum ninety (90) days written notice to allow sufficient time for both parties to make alternate arrangements for material support. In the event that one party takes unilateral action to breach or renegotiate a specific commodity agreement, the other party, at its discretion, may terminate its participation in said commodity agreement upon thirty (30) days written notice.

NATIONAL OWNED STAMPING TOOLS AT DCI

         National will make shared tools available for Fairchild use for the life of the tool, subject to National's needs. Maintenance and refurbishment shall be shared pro rata between the Parties based on use. In the case of shared matrix tools, neither party may unilaterally allow a supplier to treat a shared tool as open tooling. All tools used exclusively by Fairchild for Fairchild products will be Fairchild owned and will be made available for National's use upon request subject to Fairchild needs.

OTHER NATIONAL OWNED TOOLS AT THIRD PARTIES

         National will make available for use by Fairchild all current tooling in the possession of suppliers or subcontractors, subject to National's needs without the right to modify, for the life of the existing tooling. Maintenance and refurbishment costs shall be shared pro rata between the Parties based on use. Upon request by Fairchild, and subject to National's needs, National will also make arrangements for the use of supplier owned tooling incorporating National Intellectual Property, such as etched frame tooling or other production equipment built to provide National's custom materials. All tools used exclusively by Fairchild for Fairchild products will be Fairchild owned and will be made available for National's use upon request subject to Fairchild needs.

DCI LEAD FRAME COMMITMENT

         The Parties will cooperate in the 80% lead frame purchasing commitment made to DCI in a Supply Agreement dated January 20, 1996.

                                     SCHEDULE 2.4


WW MARKETING & SALES

Below are assumptions common to the following six Service lists:

Assumptions:


-WWMS will create a Fairchild Semiconductor legal entity at each of the locations from which invoices are generated.

-Invoices in Fairchild's name will be issued from day one of the existence of Fairchild as a separate legal entity.

-Fairchild will operate under National's systems and logistics practices.

-Fairchild will operate under National's standard Ts & Cs and Financial Calendar

-Service agreements between National WWMS and Fairchild may not be assigned to third parties.

-All services end at the final separation date in June 1998.

-Up front one time set up costs will be paid by National.

-At final systems separation date, June 1998, all separation costs including conversion of data to Fairchild systems will be to Fairchild's account.

-WWMS Personnel dedicated to Fairchild may be offered employment with the corresponding Fairchild legal entities in each WWMS region at close.

-At the end of the service period in June 1998, records and books of Fairchild and functional responsibilities will be handed over to Fairchild employees

Service duration and cost:

The attachment below identifies the cost and duration of services from National WWMS to Fairchild.

Should Fairchild require a service after the scheduled end date, Fairchild will be charged at the annualized rate plus any additional costs incurred by National.

(a)IS Function

Service to be provided:

    (i)Swiss

    Provide WW technical and business support to sustain the production environment and day-to-day business needs and requirements, including:

    -Swiss (on-line system and daily/weekly/periodic batch processing)

    -ONLINE (SWISS order entry/maintenance/etc), CRS, CMF, MEDT

    -Batch (allocation, packlist generation, ship confirmation & invoicing and B/L reporting)

    (ii)C-FAP

    Provide WW continuous technical support for current customers on the CFAP program and for continuous roll out of new customers using the standard models or the standard models modified for specific customer requirements.

    (iii)EDI

    Provide continuous WW technical & business support for all existing EDI messages in production and for the continuous roll out of new customers on existing developed message. This also includes support and maintenance (labor & contract) for the EDI translation packages (EDICS & QUANTUM) plus participation in the Harbinger user group and the EIDX organization meetings.

    (iv)ACCORD/MPL

    Provide WW technical support & business support for price management. This includes maintenance of the existing functions and support of requirements and needs necessary to sustain the day-to-day business needs/requirements, including:

    -ONLINE:  ALL ACCORD & MPL processing for ALL regions

    -BATCH:  Interfaces to SWISS & prices books for NAD & EUR

    -ONLINE & BATCH process for Southeast Asia's "SEA-SWISS" system

    (v)Other Systems

    Provide WW technical & Business Support for all other systems in WW Marketing & Sales and to sustain current functions and the day-to-day business needs/requirements. This currently includes:

    -Worldwide Contracts: ONLINE and Batch process to support contract negotiation and WW maintenance

    -Disti Resales and Inventory processing, plus reporting of information (RCODES/CUBA/351 rpt/ASP margin/OSD rpt/ Marketing rpt/audit/OSS/ATS)

    Decision Support Systems

    Provide WW technical support & business support to sustain the production environment and the day-to-day operations of the Information Warehouse that supports EXPERTS and Business Objects including normal upgrades. Upon separation from National, Fairchild will be required to acquire its own license for Business Objects.

    IS Managers/Support

    Provide managerial administration and support for all systems listed in this agreement, as well as for IS components of Americas Region service agreement (Arlington IS, Automotive Support, Building 16 infrastructure).

(b)MARCOM

    Services to be provided shall include, without limitation:


(i)Technical Documentation

         Document & Publishing: Replacing National with Fairchild logo, programming and transformation; New Coris Publisher Instance (including ISDN line and Ascend router); CD-ROM Artwork; copyright references, National references in text, last page logo and sales office listing.

         SGML: DTD & FOSI modification, package drawing and content manager client license.

         Inventory Management: Programming (Scopus & Crawfordville), move inventory, programming.

         Response Management: Need to capture inquiries, fulfillment and analysis.

(ii)Internet

         Server - Hardware, Cadis License, Sybase License, Netscape Server License, Software Compiler, Development Workstation, Analysis License, Analysis Server, Full Text Search License, Consulting & Training, Installation & Configuration, Split Product Hierarchy in Cadis, Physical Split Datasheet & Product Fold

(iii)Sales Force Automation

         Charge for Lotus Notes connectivity

(c)SEA

         One time Service to be provided:

(i)Set up legal entities

         Subsidiaries: (Hong Kong, Singapore, NSFH holding the Cebu plant to be taken over by Fairchild)

(ii)Registration/License

         Tax registration, business/company registration, customs registration, labour registration, retirement/Provident fund registration, share registration, obtain the necessary licenses (excluding export distribution license)

(iii)Banking

         Open bank accounts, negotiate and obtain banking facilities, set up electronic banking system, pass banking resolution

(iv)Insurance Coverage

(v)Communications

         Inform customers, distributors and other business partners of the change

(vi)Staffing/Benefits Administration

         As long as there are no legal constraints, National will use its best efforts to set up at Close and administer on behalf of Fairchild:

              -.      Payroll Function

                  National will perform payroll function including tax reporting.

              -.      Leave Record

              National will maintain a full leave record of each employee to meet statutory requirements.

              -.      Individual Employee File

              National will maintain employee record to meet statutory requirements.

         Service fees does not include any modification to current SAP and HR/Payroll related computer system.

(vii)Other HR Functions

         For HR function other than the above, such as recruiting, selection, pay program design, training and employee relations matters, National agrees to provide on needed basis and charge a project/consultant fee for each request for services. The project/consultant fee has to be approved by Fairchild management prior to carrying out any activities.

(viii)Systems Setup/Modification

         Quotation (ACCORD): Separate Fairchild and National quotations, with proper part number validation. Pricing (MPL), Order processing (SWISS/SEA-SWISS, CMF): Separate Fairchild and NS orders to be captured, separate order acknowledgments. L/C (SWISS): Invoicing (SWISS): Separate invoices and packing lists. Account (M&D, CIS,
         LOTS): Separate ledgers. HR (HRIS, IPL): Separate payroll. office automation (Lotus Notes, MS Office, PC), Information Access (BO, XPERTS)

(ix)Set up new ledgers GL, FA, AP, EP, AR, CIS Payroll

(x)Credit Management

         Set up credit limit and credit terms for customers common to both Fairchild and National

(xi)Initial financial statements

         Prepare initial Balance Sheet and P&L upon acquisition.

(xii)Stationery/Signage

(xiii)Facility

         Move Fairchild employees to a suitable centralized location in the office

(xiv)Due Diligence Audit

ON-GOING SERVICES:

(1)Accounting

         A/P, E/P, A/R, interco, inventory, FA, GL payroll, incentive data, P Fund, customer claims/returns, CN, DN, travel authorization & expense reimbursement, approval matrix management, PI of inventory and fixed assets, financial statements and statutory accounts.

(2)Cash management

         Receipt, disbursement and remittance, bank reconciliation, bank accounts management, cash forecast, petty cash and traveler cheque/travel advance.

(3)Insurance

         Renewal of policy, review coverage with insurance broker and provision of regular and ad hoe information to insurer.

(4)Purchasing

     PR, PO, receiving processes and capital expenditure management.

(5)Tax

         VAT/GST/Sales/Turnover Tax; employee/payroll tax/levy #; income tax #, customs and ad valorem duty. Tax planning service will not be provided.

(6)Audit

         Coordinate with auditor on statutory audit process, prepare supporting schedules and provide information and answer queries as requested.

(7)Record Retention

         Compliance with local legal requirements.

(8)Management reporting

         Financial statements, expense management, performance evaluation reports and provide data to Fairchild for the purpose of its management of incentive scheme.

(9)C&C

         Credit evaluation, approval and control, setting credit terms and limits; Collection: L/C, DA, DP, OA, cash collection forecast and bad debt provision.

(10)Order Processing

         RFQ/Quotation, order acknowledgment, order entry and backlog scheduling, change and cancellation, sample, datasheet and literature fulfillment.

(11)Shipping

         Delivery and return, import and export documentation.

(12)Warehousing: Storage

(13)Export Control: Compliance

(14)Facility

         Telecom, Telephone, Office space/existing furniture, existing office equipment and mailing and document collection/delivery.

(15)Systems Use & Support

         Transaction systems, office automation tools (Lotus Notes, MS Office), data warehouse (BO), data query tools (EXPERTS) and system security and operation.

(16)Staffing/Benefits Administration

         As long as there are no legal constraints, National will use its best efforts to set up at Close and administer on behalf of Fairchild:

              -.      Payroll Function

              National will perform payroll function including tax reporting.

              -.      Leave Record

              National will maintain a full leave record of each employee to meet statutory requirements.

              -.      Individual Employee File

              National will maintain employee record to meet statutory requirements.

         Service fees does not include any modification to current SAP and HR/Payroll related computer system.

(17)Other HR Functions

         For HR function other than the above, such as recruiting, selection, pay program design, training and employee relations matters, National agrees to provide on needed basis and charge a project/consultant fee for each request for services. The project/consultant fee has to be approved by Fairchild management prior to carrying out any activities.

(d)Europe Division

         One time services to be provided:

(i)Customer Communication

(ii)Due Diligence Audit

              National Internal Audit to coordinate process. Audit to be made by independent third party, level of materiality $100K, (Scope:
              Account records, balance sheet, revenue, reserves, inventory, expenses, accruals and liabilities).

ON-GOING SUPPORT SERVICES

(1)External FSE/FAE

              If either party's employees cover the other party's accounts, a cost per hour charge will be negotiated.

(2)Inside Sales Support

              Order entry, quoting, backlog management, contract compliance and maintenance, administrative work and sales support functions.

(iii)Marcom

              PR activities, BAS fulfillment, Internet, production, advertising.

(iv)Finance

              Accounting, set up two Fairchild locations in SAP, Fairchild departments, payroll, accounts payable, intercompany, fixed asset transfer and maintenance, close for both ledgers and legal entities, accruals, reserves, special sales reserves, discounts, revaluation of balance sheet and backlog; data for sales incentives, rep commissions, SSIP; interface with Fairchild management, quarterly reserve review, annual audit support, establishment and review of approval procedures; setting up two bank accounts with B of A, cash administration reconciliations; tax, VAT, corporation tax filing and tax accrual calculations, coordination with Fairchild tax advisors, annual meeting minutes

              (Note:    assume no tax planning); treasury; reporting, FX;
              credit and accounts receivable, ship and debit & export compliance, customer account contract, collection, cash forecasting, credit monitoring, credit reporting, D&B credit checks, S&D processing, distribution audit and export compliance.

(v)MIS and Systems

     EDI, Operations, LAN/WAN support, network and desktop.

(vi)Facilities

              Reach agreement on facilities, FFB, LN, FR, IT, based on headcount and sq. ft., termination period, base price agreement, support infrastructure, travel agency, insurance coverage for business and transactions, utility charges, parking, use of phone system. Transfer of car leases, reception service, canteen, security. Physically separate two businesses, signage and records retention.

(vii)Logistics & Warehouse

              Agree process for inventory movement, inventory level required and export control procedures, establish customs office contact, agree product flow and carrier, run monthly duty reports, inventory control, carrier rate negotiation and delivery performance.

(e)AMERICAS DIVISION

(i)Outside Sales

              ASSUMPTIONS: National will provide data for Fairchild commissionable sales, but will assume no responsibility for commission calculation or payment. Any use of field offices required by Fairchild will need to be negotiated separately. Fairchild will have own reps with own contract.

              ONE TIME: Positioning National/Fairchild with customer. Keeping customer informed on transition. Incorporate clause in new National rep contract limiting National liability for existing Fairchild backlog.

(ii)Latin American Sales

              ASSUMPTIONS: Separate Fairchild rep contract will be established.

              SERVICES: Fairchild will utilize the existing services being provided, including: applications support, sales channel development for countries outside Brazil and local manufacturing development.

(iii)Contract Administration

              ASSUMPTIONS: Only looking at active NA awarded contracts prior to closing date.

              SERVICES: Current support consists of: contract process from pre-RFQ through award load, changes to active NA contracts, ensure the worldwide contract system is updated and correct, provide a central repository for all approved NA corporate contracts.

(iv)Distribution

              ASSUMPTIONS: Fairchild pick up full liability and balance sheet reserves for inventory. National/Fairchild will cooperate to support the transition of some products and some Distributors to a Market Price Program. Fairchild will require separate franchise agreement. No systems development will be done to accommodate Fairchild unique disti programs.

              SERVICES: Generation of unique Fairchild pricebook(s) at Fairchild expense. Asset management training in progress on services delivered by Asset Management group-anticipate 3 months support will be required from National AM group to Fairchild AM group to familiarize them with systems/procedures. Asset management-systems Experts/BO/DDF, SWISS and ACCORD.

(v)CSC, TRG, CRG

              ASSUMPTIONS:   CSC: Assume business as usual/no separation of
              inside sales force.  Quote/Acknowledge/Order
              Schedule/Change/Cancellation. CRG/TRG: National provides service to Fairchild.

              SERVICES: Customer response group. Technical response group. Field marketing group. OEM group. Ops (telecom, network, applications, finance, training). Administration.

(vi)NMPE

              ASSUMPTIONS: Planning-dedicated resources have been identified. This includes the management of consignment warehouses. Special programs at Lucent, Nortel, IBM. Export control.

              SERVICES: Provide continued service to the Core Automotive Customers in the US, Europe & Asia, to include Delco Electronics, Ford, Chrysler, Delphi Energy & Engine Management, Kimball Electronics, TRW/TED Transportation Electronics, Motorola AIEG, ITT Delmex. Support for the Automotive field sales force: act as the corrective action focal point on unresolved service related issues - delivery, response, etc. Develop and implement service programs both customer and National initiated directed at building and maintaining service relationship. Act as contact point for bookings, billing, backlog and forecasts as well as allocation disbursements if required. Contact with customers Material/Production control planning organization as well as secondary contact for purchasing. Huntsville warehouse for support of Chrysler JIT system. Span warehouses used to service Ford locations.

(vii)Finance

              ASSUMPTIONS: Independent Fairchild entity will require separate invoicing. No unique customer codes in SWISS. CARMS accommodates Fairchild balances through separate "business".

              SERVICES: Distribution audit. Distribution accounting/reserves/resales & inventory data - Fairchild accounts for disproportionate amount of workload. Credit & Collections - cash application, cash forecast, credit evaluation/ approval/control, setting credit terms and limits, collections, bad debt provisions. Modify CARMS - new "businesses". Set up Fairchild location modify interface. New Fairchild BofA account/lock boxes. Report modification to provide cash management visibility. EDI - modification of messages for Fairchild - invoice, payment, contract sales debit, CSD, disti resales and inventory.

(f)JAPAN

         Similar Services will be provided as in Sections 3, 4 and 5 of this Schedule. In addition, Japan division will provide all sales and marketing headcount and act as the Fairchild agent under a Toiya agreement.

         All employees, even if Fairchild dedicated, will be employees of NSJK until May 1998.

         One time Service to be provided to set up the operations:

(i)Registration/License#

              Tax registration, business/company registration, customs registration, labor registration, retirement/Provident fund registration, share registration, obtain the necessary licenses (excluding export distribution license)

(ii)Banking

              Open bank accounts (with Bank of America), negotiate and obtain banking facilities (may require Fairchild parent guarantee), set up electronic banking system (with Bank of America)

(iii)Authorization

              Design approval matrix for Fairchild

(iv)New Agreements

              Distributor agreements, Business contracts, Supplier contracts and Intercompany service agreements

(v)Insurance Coverage

(vi)Communications

              Inform customers, distributors and other business partners of the change, remind them to place orders under and pay invoices to different companies

(vii)Systems Setup/Modification

              Quotation (ACCORD): Separate Fairchild and National quotations, with proper part number validation. Pricing (MPL), Order processing (SWISS/ SEA-SWISS, CMF): Separate Fairchild and National orders to be captured; separate order acknowledgments. Invoicing (SWISS): Separate invoices and packing lists. A/R
              (MSA): Accounting (M&D, CIS, LOTS): Separate ledgers.  HR (HRIS,
              IPL).  Set up new ledgers:  GL, FA, AP, EP, AR, CIS

(viii)Credit Management

              Set up credit limit and credit terms for customers common to both Fairchild and National. Tailored credit limit and terms Distributors

(ix)Initial financial statements

              Prepare initial Balance Sheet and P&L upon acquisition.

(x)Stationery/Signage

(xi)Facility

              Move Fairchild employees to a centralized location in the office.

ON-GOING SERVICES:

(1)Sales & Marketing

              Dedicated 2OH/C S&M which included small allocated sales work for Fairchild business.

(2)QRA

              Dedicated 6H/C QRA work for QA activity (PQA etc) for Fairchild business.

(3)Planner

              Dedicated 2H/C planner work for Fairchild business.

(4)Procurement

              Purchasing business like a Toshiba OEM products

(5)Accounting (Finance)

              A/P, E/P, A/R, interco, inventory, FA, GL; payroll, incentive programs, P Fund; customer claims/returns, CN, DN; travel authorization & expense reimbursement; approval matrix management; PI of inventory and fixed assets; financial statements and statutory accounts.

(6)Cash management (Finance)

              Receipt, disbursement and remittance, bank reconciliation, bank accounts management, cash forecast, petty cash and traveler cheque/travel advance.

(7)Insurance (Finance)

              Renewal of policy, review coverage with insurance broker and provision of regular and ad hoc information to insurer.

(8)Purchasing (Finance)

              PR, PO, receiving processes and capital expenditure management.

(9)Tax (HR/GA)

              VAT/GST/Sales/Turnover Tax; employee/payroll tax/levy# income tax#.

(10)Audit (Finance)

              Coordinate with auditor on statutory audit process, prepare supporting schedules and provide information and answer queries as requested.

(11)Record Retention (Legal)

              Compliance with local legal requirements.

(12)Management reporting (Finance)

              Financial statements, expense management, performance evaluation reports.

(13)C&C (Finance)

              Credit evaluation, approval and control, setting credit terms and limits; collection, cash collection forecast and bad debt provision

(14)Order Processing (Sales & Marketing)

              RFQ/Quotation; order acknowledgment; order entry;

              backlog scheduling, change and cancellation; sample, datasheet and literature fulfillment.

(15)Shipping (Logistics)

              Delivery and return, import and export documentation.

(16)Warehousing# (Logistics)

              Storage

(17)Export Control (Logistics) Compliance

(18)Facility (HR/GA)

              Telecom, Telephone, Office space/existing furniture, existing office equipment and mailing and document collection/delivery.

(19)Systems Use & Support (IS)

              Transaction systems., office automation tools (Lotus Notes, MS office), data warehouse (BO), data query tools (EXPERTS) and system security and operation.

(20)HR (HF/GA)

              Compliance with local HR related legislation, staffing (recruitment, termination, transfer), payroll administration, benefits management, expatriation/repatriation administration and training management.

              NOTE:

              All direct expenses and disbursements, including fees and charges paid to third-parties, notably legal, audit and tax fees and facility setup expenses will be borne by Fairchild directly; these costs are not included in the proposed service fee.

              "#" indicates that a service will be performed mainly by outside professionals.

                                     SCHEDULE 2.4


NSC WMS Transition Service Agreement with FSC cost and schedule summary


EM, DH, DM, CB
FY98



                                      Annual
                                      Charge $M
CORPORATE MARCOM                        1.39
    Tech Doc                            0.43
    Internet                            0.49
    Sales Force Automation              0.48

AMERICAS                                4.83
    Latin America sales                 0.25
    Contract Admin                      0.34
    CSC                                 3.52
    Automotive support                  0.21
    Huntsville/Span whse                0.03
    Finance                             0.49

EUROPE                                  2.69
    CSC                                 1.60
    Marcom                              0.10
    Finance/HR                          0.54
    Logistics                           0.20
    Facilities                          0.25

SEA                                     2.72
    CSC                                 1.07
    Finance                             0.98
    Logistics                           0.20
    Facilities                          0.25
    HR                                  0.23

JAPAN                                   5.83
    Outside Sales/Inside Sales          1.99
    Marketing                           0.89
    Marcom                              0.05
    G&A                                 1.20
    Planners/QA                         1.26
    Logistics                           0.20
    Procurement                         0.24

TOTAL WORLD FSC                        17.47
    Sales & Marketing                  11.91
    GFXA                                3.43
    NMPE                                1.89
    MPE                                 0.24
Re total                               17.47

                                          46

Notes:

1. Japan -- KWE FY98 charges assumed direct to FSC @$600K -- if charged to NSC then NSC will charge FSC at same allocation basis as in FY97

2. The attachment identifies the cost and duration of services from NSC WMS to FSC. Should FSC require a service after the scheduled end date, FSC will be charged at the annualized rate.

3.  QA -- Europe costs are direct to FSC

4.  Planning -- all regions except Japan -- all planners direct to FSC

5.  Logistics -- FLS costs are assumed direct to FSC-Japan see note 1.

         Through the end of fiscal year 97, Fairchild will pay charges at the same rate and under the same charging arrangements as prior to Close.

                                     SCHEDULE 2.5



LOGISTIC AND OPERATIONAL SERVICES

         National will provide to Fairchild worldwide Logistics services and support as needed, to sustain the Physical Receiving, Storage and Distribution of Finished Goods and other materials from the Fairchild and National Factories and/or Subcontractors, to Fairchild's worldwide customer base.


Service Agreement Terms

         Fairchild will have throughout the world a separate Legal Entity with a similar structure to National's. In the case of Japan, National will act as an agent on Fairchild's behalf under a Toiya agreement.

         Fairchild will be the importer of record for its products in any country where National is currently the importer of record.

         No Fairchild inventory can be owned by a National entity in any location of National.

         RCW inventory of Fairchild products will be owned by Fairchild in the USA.

         Regional inventory will be owned by a local Fairchild legal entity.

         Products will be sold under their own name. Fairchild products will have separate Fairchild invoices and documents.

         Fairchild products will have separate Terms and Conditions, which will be the same as National's unless Fairchild notifies National in writing of a change that National can reasonably implement on behalf of Fairchild.

         There will be a single process for the systems that support the physical distribution of product in the areas of Finance, Customs, Export Control, Inventory Management and Importation. The system will differentiate between Fairchild and National product. Any change initiated by Fairchild or National or the successors supporting the physical distribution of products will be done at the cost of the initiating Party providing the changes have been mutually agreed in writing by both Parties.

         National product at a Fairchild origin will be shipped under a separate AWB and logistics costs will be based on the T & Cs of the purchase order. Fairchild will pay for the transportation charges including customs clearance and brokerage fees for all Fairchild origin based product.

         Fairchild will not change the current product part numbers for their product.

         Fairchild part marking with the National Worldmark Logo will change over time and to the extent reasonably practicable.

         The current inventory will not be remarked, relabeled or repacked without a mutually agreed to process. Any re-label, re-mark or re-pack activities will be paid for by Fairchild.

         Non-Finished Goods logistics cost will be included in the sale of the goods and freight cost will be dependent on the terms of sale (bill collect etc.)

         All FOB point Logistics services, with the exception of No. America (SC Bldg.26), will be charged according to the WW Sales & Marketing agreement (Schedule 2.4).

         Fairchild and National will use their best efforts in connection with the Federal Express contract in order to minimize costs to both companies and pursue jointly to set-up separate contracts with Federal Express.

LOGISTICS SYSTEMS SERVICES

ONGOING TECHNICAL SUPPORT COSTS: (SEE FOLLOWING SERVICE AGREEMENT COST SCHEDULE)

A.  CSTS J564SC

    -Pack list tracking from allocation to POD
    -Cycle time activity and reporting
    -Pack list confirmation capability
    -Pack list void capability
    -Freight charge calculation/distribution
    -Freight charge auditing
    -Customer freight invoicing
    -Shipment manifest reporting
    -Advanced shipment notification (A.SN)
    -Receiving labels - SC FOB Direct Ship

B.  LOTS J563XX (XX=location)

    -Global F/G inventory repository
    -Lot level inventory tracking/visibility
    -Lot level inventory transactions
    -Lot allocation
    -Pack list print for non-RCW locations
    -Interface to CIS, SWISS, ASPC, IRIS
    -Interface to costing systems
    -Inventory aging
    -HTB inventory monitoring
    -Consignment Inventories
    -Barcode Services
    *WIP intermediate labels
    *F/G Intermediate & shipping labels
    *Customer specific labels
    *Delco Pull Signal

C.  GILS J566SC

    -Customer instructions/Constraints
    *Repository
    *On-line update
    *On-line visibility
    -Demand Order Generator
    -Direct Interface with FedEx Systems

D.  CLM J454SC

    -Import/Export license repository
    -License validation
    -License value and Quantity Tracking
    -Problem Management and Reporting
    -On-line access

E.  LTS J565SC

    -Lot traceability from assy to P/L
    -Access to lot level attributes die run code, date code, etc.
    -Lot shipment history
    -On line access
    -Reporting

ONE TIME UP FRONT SEPARATION COSTS: (SEE FOLLOWING SERVICE AGREEMENT COST SCHEDULE)

A.  CSTS J564SC

    -Batch system interface modifications
    -Freight charge calculation and invoicing
    -Report distribution modifications
    -EDI shipment activity separation
    -Shipment manifest reporting

B.  LOTS J563XX (XX=location)

    -Set up new batch process for (lot allocation, receiving, issues, etc.) Fairchild IL
    -Set up new batch process for Fairchild JK and SC
    -online program modifications
    -Pack list print program modifications
    -DDN assignment program modifications
    -Inventory conversion to new location
    -Inventory aging enhancements

C.  GILS J566SC

    -Batch system interface modifications
    -Demand order modifications

D.  CLM J454SC

    -Duplicate database environment and on-line data entry
    -Modify "call" program
    -Modify batch process

E.  LTS J565SC

    -Batch system interface modifications
    -Access to lot level attributes die run code, date code, etc.
    -Lot shipment history
    -Reporting
    -On line access

ONE TIME FINAL SEPARATION COSTS: (SEE FOLLOWING SERVICE AGREEMENT COST
SCHEDULE)

A.  CSTS J564SC

    -Batch system interface modifications
    -Freight charge calculation and invoicing
    -Report distribution modifications
    -EDI shipment activity separation
    -Shipment manifest reporting

B.  LOTS J563XX (XX=location)

    -Set up new batch process for (lot allocation, receiving, issues, etc.) Fairchild IL
    -Set up new batch process for Fairchild JK and SC
    -On-line program modifications
    -Pack list print program modifications
    -DDN assignment program modifications
    -Inventory conversion to new location
    -Inventory aging enhancements

C.  GILS J566SC

    -Batch system interface modifications
    -Demand order modifications

D.  CLM J454SC

    -Duplicate database environment and on-line data entry
    -Modify "call" program
    -Modify batch process

E.  LTS J565SC

    -Batch system interface modifications

F.  LEC&C (FLS)

    -Develop capability to separate freight logically and physically for Phase 2 and Phase 3 by location code
    -Enhance document printing to accommodate 2 forms of each document

Final Split to Fairchild Systems

*Planning
*CLM -License extraction and clean-up of processing job and schedules *GILS -Instruction extraction and clean-up
*LOTS-Inventory conversion to support physical move
-Provide inventory historical data
-Clean-up
*CSTS-Provide inventory historical data

LOGISTICS SERVICES: (SEE FOLLOWING SERVICE AGREEMENT COST SCHEDULE)


Shipments from National to Fairchild


Service

         Logistics to provide warehousing, packaging and transportation from National Origin for Fairchild destination for non-finished goods, materials. This includes but is not limited to:

         shipment preparation

         export compliance

         transportation costs

         customs clearance

         brokerage fees

Finished Goods Physical Distribution: (RCW)

Service:

         To provide for the in-bound clearance and brokerage and in-bound transportation cost of FG to the FedEx Regional Consolidated Warehouse from Fairchild origin Plants

         National, in collaboration with Federal Express, will continue to provide for the receiving, storage, customer order processing and shipment preparation within the RCW. To support the management of the RCW process through QA, Customer Service Inventory Control, R.O.S. and Scrap. Information Systems and Engineering, including all 3rd Party charges for WMS and Japan operations plus associated management fees, as well all other National expenses to support the RCW operation.

Finished Goods Physical Distribution (Transportation)


Service

         National, in collaboration with Federal Express, will provide Phase 2 freight services (including associated management fee) from the RCW to National's point of destination in HK, England, USA and Japan

         Provide Phase 3 International Priority Services (including associated management fee) via FedEx from RCW direct to customer dock

         Provide customs brokerage, freight forwarding and transportation from point of destination to local FOB point, until Fairchild has established an alternative site or process. For Europe, SEA and Japan, National will provide returns processing and storage until Fairchild has established an alternative process.


Finished Goods Physical Distribution (Strategic Inventory)


Service

         Provide local warehousing, in Santa Clara and AP FOB, of Fairchild strategic inventory returns, materials to National FOB points including receiving, storage, traffic, customer order processing and transportation from National's FOBS to the region's customers

         Provide local warehousing in NSSC for Fairchild sample inventory including receiving, storage, customer order processing, inventory procurement and global transportation until Fairchild has established an alternative site or process


Central Logistics Management


Service

         Provide Central Logistics for Barcoding, Labeling Packaging 3rd Party account management, Consignment Warehousing, External Customer Logistics Solutions and specific projects

         Incremental travel and program management costs to achieve separation of data bases and establish separate processes

EXPORT ADMINISTRATION


Service to be Provided:

         Export Administration to provide export compliance and licensing support:

a.  determine license requirements for Fairchild product shipments

    1.   develop product matrix
    2.   determine license requirements
    3.   obtain licenses as required

b. install third Party vendor software for licensing, government filings, and regulatory updates

    1.   set up OCR software (Fairchild to purchase software)
    2.   train on use

c.  develop and implement export management system (EMS) system

    1.   draft procedures:
         classification
         customer qualifications
         regulatory updates
         training procedures
         reviews
         government filings
         recordkeeping
    2.   train on specific tasks
    3.   implement program

d. program CLM information to accommodate system changes Customs department to provide customs support:

e.  set up broker

f.  implement Customs compliance program

    1.   draft procedures
         classifications
         recordkeeping
         government filings
    2.   train of specific tasks
    3.   implement program

g.  set up legal counsel for import and export

h.  trip costs paid by Fairchild as required

                            LOGISTICS SERVICES AND SUPPORT

                                    COST SCHEDULE

Service to be provided                        Charges to be:



Fixed Annual Amount                             One Time Charge


Logistics Systems Services


STS                 Direct Prorated Costs                  $24K-Paid by
J564SC                                                      National


LOTS                 Direct Prorated Costs                  $78K-Paid by
J563XX                                                      National


(XX-
Iocation)


GILS                 Direct Prorated Costs                  $15K-Paid by
J566SC                                                      National


CLM J454SC           Direct Prorated Costs                  $39K-Paid by
                                                            National


LTS J565SC           Direct Prorated Costs                  $6K-Paid by
                                                            National


LEC&C
(FLS)                Direct Prorated Costs                  $15OK-Paid by
                                                            National


Logistics             Services


Logistics to provide warehousing,            Direct billing to
packaging and transportation from            Fairchild
National origin to Fairchild
destination


Inbound clearance, brokerage and             Direct billing to
inbound transportation cost of FG            Fairchild
to Fedex Regional Consolidated
Warehouse


Receiving, storage, customer order
processing and shipment
preparation within the RCW:


     Per each box received                   Same as paid by
                                             National

     Per each box stored per month           Same as paid by
                                             National

     Per each box picked                     Same as paid by
                                             National

         Transaction cost will be based on the total cost of the process, as defined above under "Finished Goods Physical Distribution," related to the actual number of transactions.

         Fairchild/National will work jointly to reduce overall cost of services provided by Federal Express. Net cost changes will be reflected in the mutually agreed rate structure, based on transactional pricing from Federal Express.

         Central Logistics Management (see above description) will be charged to Fairchild according to the current basis. These charges to include, in addition to the services described above, logistics systems services costs. The total costs, on an annual basis, are to be 22% of the departmental spending determined in a manner consistent with past practice.

         For those logistics Services provided in collaboration with Federal Express, Section 7.2 of the Agreement is replaced by the following: Fairchild may terminate these agreed Services at any time without default by National by giving written notice no less than three hundred and sixty five (365) days prior to the effective date set forth in the notice. In the event that Fairchild terminates for convenience, Fairchild shall be liable for any and all pre-approved costs incurred by National under the terms of National's contract with Federal Express from the date of notice of termination until the date such services would otherwise have terminated. These would include, but not be limited to, applicable costs specified in Article 3 and 8 of the Logistics Service Agreement between National and Federal Express.

                            LOGISTICS SERVICES AND SUPPORT
                                    COST SCHEDULE


Costs for the following services will be on the same basis as charged by National business groups

Service to be Provided

Provide Phase 2 freight services: Cost based on weight shipped

Provide Phase 3 International Priority Services:  Cost based on Fedex rates

Customs brokerage, freight forwarding and transportation to local FOB point:
Direct billing to Fairchild

Provide local warehousing in Santa Clara; provide local warehousing in AP FOB; provide local warehousing in NSSC for Fairchild sample: Cost based on packlists

Incremental travel and program management: Paid by National

Export Administration

Export Administration to provide export compliance
and licensing support                                 $80K per year

Customs department to provide customs support:        $9K per year

Trip costs paid by National as required:              $15K

                                     SCHEDULE 2.6

CORPORATE HUMAN RESOURCES AND BENEFITS

A.  Benefits

DESCRIPTION OF SERVICES

         National will make available the services of its Corporate Benefits department to administer such plans as set forth in this Schedule 2.6, and will provide the following services, subject to the conditions set forth below:

         U.S. Health & Welfare Plans: Maintain vendor/carrier relations, provide eligibility information to carriers, process invoices and either pay obligations directly to vendors or administrators (to be reimbursed by Fairchild) or notify Fairchild of amounts due, whereupon Fairchild will pay the obligations directly, respond to plan appeals, maintain information on plan experience, provide plan administration, provide communications (benefits statements, summary plan descriptions, etc.), continue review of program design and provide recommendations for change.

         U.S. Retirement and Savings Program: None.

         Foreign Plans: Provide administrative services for all plans established by Fairchild that correspond to the Foreign Plans set forth on
Schedule 3.19(k) to the Asset Purchase Agreement, in exchange for a monthly service fee equal to National's allocation for benefits services for the appropriate fiscal year. Any special request considered outside the normal services will be provided at the sole discretion of National. Such services will be considered one-time activities and Fairchild will be subject to charge on a project basis. Such extraordinary services may be associated with modifications to benefit systems and processes after the Closing Date. Cost will be negotiated and agreed to by Fairchild and National before any work is initiated. National will determine in its sole discretion whether or not requests to modify National systems or processes to accommodate Fairchild will be accepted.

         Conditions; Duration: In consideration for the services provided by National hereunder, Fairchild will pay all costs and fees set forth in this
Schedule 2.6, and will indemnify and hold National harmless from any and all claims, damages, liabilities, costs and expenses (including without limitation reasonable attorneys fees) resulting or arising from National's good faith administration of the plans. The foregoing services will only be provided if, to the extent that and for so long as the employee benefit plans of Fairchild are, in National's reasonable judgment, substantially similar to the corresponding National plans in all features relevant to benefit administration. Fairchild shall notify National in writing at least 60 days before the effective date of any amendment to any Fairchild plan being administered by National hereunder, which notice shall include a detailed summary of the amendment and any actual text of such amendment or draft of such text then in existence, and as soon as practicable, but in any event within 30 days after receipt of any such notice, National shall notify Fairchild in writing as to whether or not it will continue to administer such plan after such amendment takes effect. In addition, Fairchild may terminate National's administration of any plan at any time upon 30 days' written notice or such shorter period as the parties may agree in writing. In any event, National will not be obligated to provide any further administrative services under this Section 2.6 after December 31, 1997.

         Costs: Fairchild will be responsible for all liabilities with respect to or arising under Fairchild's plans, as more fully set forth in, and subject to the terms and conditions of, Section 5.5 of the Asset Purchase Agreement. In addition, in consideration of the services rendered by National hereunder, Fairchild will pay National a monthly service fee equal to the appropriate fiscal year corporation allocation for benefits services based on the allocation formula used in the 1997 fiscal year budget planning process of National. The fee may be revised depending on allocations used in National's FY98 budget planning process. Fairchild will also be charged postage expense for mailings to Fairchild employees and for any special services performed after the Closing Date (either by National or outside vendors) specifically incurred in connection with the Fairchild plans or in connection with modifications to benefit systems and processes on or after the Closing Date. Costs for these services will be negotiated and agreed before any work is initiated. For purposes of this entire Schedule 2.6, National and Fairchild will cooperate in good faith to provide services and exchange information necessary to enable Fairchild plans to separate from National plans at no cost to Fairchild other than the corporate allocation. Special costs and services necessary to create and sustain Fairchild plans as separate plans after the Closing Date shall be borne by Fairchild or reimbursed by Fairchild to the extent borne by National. National will have sole discretion to determine whether or not to accept requests to modify any National system and/or process. Specific costs for each U.S. plan are detailed below. If any plans are partially or fully funded by employee contributions, Fairchild will ensure that employee contributions are remitted to National or to the appropriate trustee, as directed by National.

         Payment Terms: The monthly service fee will be payable on thirty
(30) day terms. The precise arrangements for payment of plan costs will be as agreed by National and Fairchild. In some instances, Fairchild may pay costs directly to vendors. In other cases, National will pay plan costs and seek reimbursement from Fairchild. In the latter instance, National will use its reasonable best efforts to advise Fairchild of amounts for which Fairchild is liable in advance of any payments being made by National on behalf of Fairchild. However, once National has advanced an amount for plan expense for which Fairchild is liable, Fairchild will reimburse National within twenty-four hours of the later of the time the payment was made or of the time Fairchild is notified by National that the payment has been made. Such payments shall be made by wire transfer of immediately available funds.

Specific U.S. Plans:

(g)Medical and Dental Plans:

(i)Self-Insured Plans: Fairchild will reimburse National for any payments made by National with respect to benefits under Fairchild's plans or for which Fairchild's plans are made responsible under Section 5.5 of the Asset Purchase Agreement.

(ii)Insured Plans: Fairchild is responsible for payment of all premiums attributable to Fairchild's plans. To extent these are not paid by Fairchild directly, Fairchild will reimburse National for any premium payments made by National.

(iii)COBRA: National will administer COBRA continuation coverage under Fairchild's plans for so long as it administers the underlying plans. National will bill COBRA participants for the premium charges. With respect to self-insured coverage under COBRA, Fairchild will reimburse National for any expenses incurred by National that exceed the monthly premium charged the COBRA participants.

(h) Vision Service Plan ("VSP"): Fairchild will reimburse National for its monthly cost of $6.34 per participant.

(i) Prescription Plans: Fairchild will reimburse National for prescription claims paid by National.

(j) Employee Assistance Plan: Fairchild will reimburse National for the monthly employee charge imposed by the outside vendor (currently $29.99 per participant) for each Fairchild employee participating in the plan.

(k) Family Care Referral: Fairchild will reimburse National for its allocated portion of the flat fee charged to National during the time, if any, that National administers the plan for Fairchild after the Closing Date. Allocation will be based on number of Fairchild employees to National employees.

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


(1)Life Insurance: Fairchild will be responsible for all premium expense under its plans.

         Basic Life (Company Paid): Fairchild will reimburse National for any premiums paid by National promptly following each such payment.

         Optional Life, Spouse, Dependent, and AD&D (Employee Paid):
         Fairchild will reimburse National for any premiums paid by National on a basis coincident with each payroll cycle.

    (m) Disability: During any period after the Closing Date when Transferred Employees (as defined in the Asset Purchase Agreement) continue to participate in either of the Out-of-California Short Term Disability ("OOCSTD") and the Long Term Disability Plan ("LTD"), Fairchild will insure that employee contributions are remitted to National, if applicable, for deposit into the trust accounts maintained for such plan(s). National will administer such plan(s) and process disability claims, with claims paid by the applicable trust. Fairchild will reimburse National periodically for expenses incurred by National in connection with such administration (including without limitation trustee fees, auditor fees, disability claims and administrator fees) based on the relative headcount of Fairchild employees and National employees participating therein after the Closing Date.

         California Voluntary Plan (CVP): If permitted by California law, National will administer a California Voluntary Plan for Fairchild employees to provide for short term disability claims by California residents, unless such plan is determined not to be necessary due to any Fairchild disability plan or until Fairchild assumes administration of such plan. Fairchild will reimburse National for actual claims paid. Plan expense fees (auditor fee, disability claims administrator fee, state assessment fees) will be charged to Fairchild based on the relative headcount of Fairchild employees and National employees participating therein after the Closing Date. If California does not permit a Voluntary Plan for Fairchild, then to the extent required by California law, California Fairchild employees will be enrolled in the State Disability Plan. In such case, National will arrange for payment of amounts withheld from employee pay to be paid to the State Disability Insurance fund and will charge Fairchild for reimbursement of same, to the extent National has not received such amounts directly from employee pay. Fairchild will remit to National all employee withholdings for transmittal to the State. Note: It is entirely possible that California will not permit Fairchild to have a voluntary plan, because

         Fairchild may not meet the minimum state requirements.

    (n) Retirement and Savings Program ("RASP"): The monthly service fee charged to Fairchild pursuant to the paragraph headed "Costs" above will include the amount of expenses incurred by National in the administration from and after the Closing Date of accounts of Transferred Employees under the RASP. To the extent such expenses do not include any legal fees paid by National with respect to QDRO and joinder actions involving Fairchild employees, Fairchild will also reimburse National for such legal fees. In addition, Fairchild will reimburse National for any expenses incurred by National in connection with the disposition, as required by Section 5.5(e) of the Asset Purchase Agreement, of National stock held in the RASP accounts of Transferred Employees that is not registered as of the date of the Asset Purchase Agreement

    (o) Benefit Restoration Plan ("BRP"). National will provide recordkeeping services for accounts under Fairchild's BRP, which will be maintained by Fairchild as liabilities on its books. Fairchild will reimburse National for fees of its outside recordkeeper, based on the relative headcount of participants in Fairchild's BRP to participants in National's BRP who are not Transferred Employees.

    (p) Tuition Reimbursement. Fairchild will reimburse National for tuition reimbursements made by National to Fairchild employees for classes completed on or after the Closing Date.

    (q) National Semiconductor University ("NSU"). Fairchild will pay National for courses attended by Fairchild employees at National sites on and after the Closing Date to the extent provided in the sections of this Schedule relating to National HR Services for Fairchild employees on the Santa Clara site. National will pay Fairchild for courses attended by National employees at Fairchild sites on and after the Closing Date.

B.  Human Resource Information Systems (HRIS) Services

         1. Description of Ongoing Services. National will provide system support to transact Human Resources data associated with maintaining human resources and payroll records, applications used to manage various HR processes and a core data base for reporting for the period of time defined below. National will not participate in providing support to Fairchild in converting to an independent human resources system, other than maintaining necessary records/files which eventually will be transferred to Fairchild's new system. Systems to be maintained for limited duration defined below include:

         Dun & Bradstreet (MSA) - Core data base of Human Resource information interfaced with Ceridian payroll system, time collection system, HRS reporting data base and other business applications.

         Training Audit System (TAS) - System maintains course catalog and database of courses taken by US employees. Has multiple registration and training management functions built in. Interfaces with HRS system to capture employee data. Operates on corporate sync machine on VM environment. (Transitioning to new platform TBD based on Nationals plan to eliminate VM environment)

         Reporting System: Human Resource System (HRS) - Extract file from MSA supplemented by about a dozen stand alone tables and data base master files used for focus reporting (both standard menu driven and user ad hock query). Operates on corporate sync machine on VM environment. Feeds other site sub systems such as the FM 360 Peer review system. (Transitioning to new platform TBD based on Nationals plan to eliminate VM environment)

         Call-Up Directory System - Maintains individual and organizational data on employees. Has multiple search functionality and interfaces with mail systems and other communication related and security processes.

         Compensation Systems - Job code data base including all Jobs and related data such as job titles, salaries, workers comp codes and EEO data. Salary planning system, KEIP data base.

         Time Collection System: Finance system co-owned by finance. System interfaces with both employee core data base (D&B MSA) and Ceridian payroll system. Maintains templates on work schedules, business rules related to pay administration, a collection front end and storage capability.

         2. Ongoing operating Costs. Fairchild will be charged a monthly fee for such services equal to the appropriate fiscal year corporate allocation for HRIS services based on the allocation formula used in the fiscal year budget planning process until August 15, 1997. These operating costs cover ongoing maintenance and operation of above system's based on National schedules and programs. Any modification to system will be captured in separation costs listed below. If National is no longer using systems, Fairchild's charges will increase to cover the full cost of maintaining and operating the systems after August 15, 1997.

          3. Duration. National is in the process of discontinuing many of its HRIS systems. Three factors are driving discontinuation of above systems: 1.) Implementation of SAP core HR system-Targeted to be complete by June 30 1997, but in no event later than June 1, 1998, 2.) Elimination of underlying technical infrastructure on which system resides i.e. VM will be eliminated by May 25 1997, and 3.) Replacement or upgrade of application due to change in business requirements i.e. implementation of SAP training application by May 25 1997. It is National's intent to discontinue each of legacy systems between now and June 1997.

         National will continue to maintain several HRIS systems beyond June 1997, a planned date of the SAP implementation. MSA will continue to be supported through August 15, 1997 at the fiscal year allocated cost.

         Associated sub-systems such as TAS, HRS, and Salary Planning will also be maintained if National transitions them to post VM platforms. Upon close of sale, any required licensing will be paid for by the company using the license.

         In the event that Fairchild requires continued operation and services of MSA and other HRIS systems which National is no longer using after August 15, 1997, then Fairchild will be required to pay the full loaded cost. In no circumstance will any continuation of systems service or usage be considered for extension beyond December 1, 1997.

         4. Separation costs. Currently National and Fairchild share a common data base and infrastructure for each of the above systems. Separating these systems will fall into three general categories.

    -- One time activities aimed at making these systems usable in current state by both entities. This would include items such as recoding of employees to identify which entity employees belong in, setting up appropriate security access and reconfiguring standard interfaces to payroll and time collection systems. One time systems and service costs incurred to establish the capability of National and Fairchild to operate as separate companies using common systems will be paid by National. Detailed list of one time costs outlined in an October 17, 1996 memo RE "Fairchild Spin Off" authored by Neil Nesenblatt HRIS Director.

    -- Special Requests for systems modification based on changes to Fairchild's programs or other business needs. Requests by Fairchild will be reviewed on a request basis. Given the pending elimination of legacy systems National has not maintained the capacity to modify these systems and changes will require negotiations with independent systems contractors. National will reserve the right to refuse any modification to system regardless of need or funding source based on the potential impact to the systems integrity and operation. Any costs associated with major modifications to the system requested by Fairchild and accepted by National, will be paid by Fairchild.

    -- Once National discontinues use of systems, the intent is to turn these systems off. Fairchild may negotiate to continue to operate a system at full cost, plus one time cost for set up. Each application will be unique and will be negotiated if and when the need arises. National will determine whether or not continued support can be provided. Costs to support the ultimate separation of Fairchild and the implementation of Fairchild's own independent systems and services will be paid entirely by Fairchild.

C.  Compensation Services

         1. Description of ongoing Services. National will continue to provide the following services as long as Fairchild is dependent upon Human Resource systems support that stores compensation-related information, and National's compensation programs are being utilized by Fairchild. There is a close connection between some services provided by Corporate Compensation and data that may be utilized as a result of Fairchild using National's Human Resources Information Systems. Services provided include: Determine salary ranges; establish merit increase budgets; determine market position; establish salary administration guidelines including increase matrix - Focal Review (All administrative and systems support during focal process); maintain/develop Market Survey sources; maintain job descriptions/leveling criteria; establish/maintain job codes; job titling guidelines for Executives; establish targets by job level; KEIP program development (pool building and distribution guidelines), coordinate participation; Success Sharing - program design, payout administration; Stock Options - determine grant ranges and participation by level, coordinate stock option share approval by BOD, participate in surveys to establish competitive stock option levels. National will also provide such other services that have been administered by the Corporate Compensation department.

         2. Ongoing Operating Costs. Fairchild will be charged a monthly fee for such services equal to the appropriate fiscal year corporate allocation for Compensation services based on the allocation formula used in the fiscal year budget planning process.

         3. Duration. This service will be provided until Fairchild no longer remains on National's compensation programs and compensation activities connected with National's Human Resources Information Systems, or December 31, 1997, which ever comes first. In no event will services or National's compensation programs be provided to Fairchild beyond December 31, 1997.

         4. Separation Cost. Any special request considered outside Corporate Compensation normal services identified in section #1 above will be considered one time activities and Fairchild will be subject to charge on a project basis. Such extraordinary services may be associated with separation of Fairchild and request for modifications to compensation systems and processes. Cost will be negotiated and agreed to by Fairchild and National before any work is initiated. National will determine whether or not requests to modify National systems or processes to accommodate Fairchild will be accepted.

D.  Staffing Services

    Description of Ongoing Services.  None.

    Ongoing Operating Costs.  None.

    Duration.  Not applicable.

E.  National University Services

    None (except as provided below regarding HR Services on Santa Clara site).

    Services.  None.

    Ongoing Operating Costs.  None.

    Duration.  Not applicable.

F.  N/News

    Services. Basis news feed and specific information regarding the semiconductor industry.

    Costs. Services will be charged according to National's usual charge policies. Also, Fairchild will be responsible for any expense associated with contractors and/or the purchasing of equipment necessary to provide basic news feed, specific information regarding the semiconductor industry and Fairchild specific information.

    Duration. Service will continue until June 1, 1998, but may be canceled at any time on 60 days, notice.

              NATIONAL HR SERVICES

              FOR FAIRCHILD EMPLOYEES ON NATIONAL'S SANTA CLARA SITE

              Purpose: The purpose of this document is to define the areas, duration, and cost methodology of HR services provided by National to Fairchild employees on National's site in Santa Clara.

              A.   Benefits

    1. Service. Services are covered under Benefits section of Corporate HR Services document.

    2.   Costs.  See Benefits section in Corporate HR Services document.

    3.   Duration.  See Benefits section in Corporate HR Services document.

B.  Human Resources Information Systems (ERIS)

    1. Services. National will provide systems support to transact HR data associated with maintaining human resources and payroll records, applications, and core database for recording for the period of time defined in the Corporate RR Services document.

    2.   Costs.  See HRIS section in Corporate HR Services document.

    3.   Duration.  See HRIS section in Corporate HR Services document.

C.  Compensation

    1. Service. No day to day site services. Corporate compensation services are covered under the compensation section of the Corporate HR Services document, above.

    2.   Costs.  See compensation section in Corporate HR Services document.

    3. Duration. See compensation section in Corporate HR Services document.

D.  Staffing

    1.   Service.  None.

    2.   Costs.  None.

E.  National University

    1.   Services.  Training Development activities and training facilities.

    2. Costs. Fairchild participation will be on a pay-as-you-go basis. Certain proprietary classes will not be open to Fairchild employees. Overhead allocation will be charged according to National's usual charge policy.

    3. Duration. National will continue to offer National University services until Fairchild no longer requests services or June 1, 1998, whichever comes first.

F.  Employee Relations

    1.   Services.  None.

    2.   Costs.  None.

G.  Service Center

    1.   Services.  None.

    2.   Costs.  None.

H.  Cafeteria

    1.   Services.  Cafeteria services will be provided in Cafe 10.

    2.   Costs.  To be charged according to National's usual charge policies.

    3. Duration. National will offer cafeteria services in Cafe 10 until Fairchild no longer requests service, moves off site, or June 1, 1998, whichever comes first.

I.  Fitness Center

    1. Services. Health & Fitness - open to Fairchild employees on site according to current policies.

    2.   Costs.  Parties will negotiate a monthly fee per employee for use.

    3. Duration. National will continue to offer Health & Fitness Center services until Fairchild no longer requests services, moves off site, or June 1, 1998, whichever comes first.

J. Credit Union (Service provided subject to any applicable legal or regulatory restrictions)

    1.   Services.  Banking services.

    2. Costs. Service costs will be charged according to National's usual charge policies.

    3. Duration. Fairchild employees will be allowed to continue Credit Union membership under the current rules and regulations of Credit Union.

                                     SCHEDULE 2.7


SECURITY SERVICES

National will make available to Fairchild consulting services and assistance in the following areas of Corporate Security:

Logistics: Corporate Security will provide expertise in the risk analysis of product movement via road or air both domestically and internationally.
Also, assistance in the investigation of losses.

Business Interruption Intelligence: Corporate Security monitors information affecting National plants, and will provide similar services for Fairchild locations.

Site Evaluation: Corporate Security conducts site evaluations to identify threats and risks, including to systems, processes and intellectual property. Also, value enhancement studies of construction and expansion projects.

Security training: Corporate Security organizes an annual security managers meeting for all National security managers.

Workplace violence: National will provide this program and training to Fairchild sites. In addition, the corporate Security and Workplace violence Prevention Team will be available to assist with workplace violence issues.

Intellectual Property and Network security: Corporate security will advise on policies and procedures to enhance security in these areas. Also, provide assistance with investigations involving intellectual property and computer crimes.

Fairchild will elect the services it will use and will pay any direct out-of-pocket expenses National will incur providing the services, on a case by case basis.

                                     SCHEDULE 4.2


         The general model is that Fairchild will obtain the "Right to Use" all systems necessary to run the business. These lists attempt to identify all possible systems but others may be identified in the separation process and systems can be added with written approval of Fairchild and National.

    Ownership

         Fairchild will receive ownership of the "Engineering Database" and "Engineering Workbench." This explicitly excludes MBayse and RSTATS.




                                    INSERT CHARTS

                                     SCHEDULE 4.2



System                                 Function

Manufacturing Systems


Workstream                             Shop Floor Control System

Grapheq                                SECS Communication Tool

SAS                                    Statistical Analysis Product
                                       Suite


SQL Runner                             Database Access Tool

Harris Autocad                         Board design and layout
                                       software

RWM/AI                                 Realtime Wafer MAP from AI

Decision Support Systems

NOVA                                   Mainframe based on-line report
                                       viewing system.

Finance Systems

CHESS                                  Cebu Financial System

Worldwide and Local Costing            Inventory costing systems

Payroll Systems                        Employee payroll system.
                                       Currently outsourced.

General Ledger                         Financial System

Invoicing and Accounts Rec.            Invoicing and Accounts
                                       Receivable Systems

Cebu Inventory Module, Accounts

Payable, MAS/Payroll/PLS,

Transaction History


Site Finance, Costing and Tax          Local Audit support systems
Systems

Human Resources

MSA                                    Old Payroll system.  Need data
                                       to update Ceridian payroll
                                       system


Resumix                                Potential employee resume
                                       tracking system.

HRS                                    Human Resources System

COMCAL                                 Compensation/Salary Planning
                                       System (PC based)

Business and Production

Planning

FLS/Shipping                           Federal Express shipping and
                                       warehouse management in
                                       Singapore.


McCormick & Dodge                      Accounts Payable, Purchasing,
                                       Receiving, Shipping, Stores

CAS                                    FAB Planning, Die Stores

Sales and Marketing

EDI                                    General electronic data
                                       interchange

SGML                                   Electronic Data Sheets

Lotus Notes Mail

Scopus                                 Customer Response Center System

Lotus Notes INFO Exchange

Product Line

a/Soft nuTPU - vaxTPU editor

CADENCE                                Product Design

-Analog Artist

-Dracula DRC, ERC, LPE, LVS

-Dracula Plotting

-Dracula Fracture

-Verilog XL

-Spectre Spice/HDL

-Inquery and DLR

-Hspice Interface

-DIVA Systems

-Virtuoso

-OPUS

-Block Place and Route

-Edge


Hewlett Packard ICCAP

Hewlett Packard ICMS

Kiethley                               CV System Software

Leapfrog VHDL Simulator

Legato Networker Backup clients

MAE - Macintosh emulation

environment

Mentor

-Meta Hspice Software

-Synopsys Software

-TSSI Software

-EPIC Powermill

-CATS Software

Nutmeg Post Processor

PDF Solutions simulation

software

-PDFab

-PDPCA

-PD Worksheet

-PDX ess Spreadsheet

SoftQaud HotMetal Pro

Technology Modeling Associates

Simulators and Tools

-Suprem3

-Suprem4

-Depict

-Terrain

-Medici

-Davinci

-Raphael

-Michalengelo

-Visualizer

-Layout

-TMA Workbench

-Studio

TssTerm - terminal emulator

Summit                                 Probe Control Software

Sun Showme

Vista

Miscellaneous Systems

Digital Products                       Digital Software License

Documentum                             Document Control

Framemaker Word Processor

Hewlett-Packard Products               HP Software Licenses

Microsoft                              Windows & Office

Netscape                               World-wide WEB Browser

Novell                                 Network Operating System

Oracle                                 DBMS & RDB

Personal Computer Products             All personal computer software
                                       running on Fairchild PC's

SAS Products                           Statistical Analysis Package

SUN Products                           SUN Microsystems Software

Licenses

Sybase                                 Relational Database

Tyecin MANSIM                          Modeling & Simulation

EP System Dependencies

Accounts Payable System                Payment of local and foreign
                                       vendors
IPPS Payroll System                    Payroll processing and
                                       personnel records

                                     SCHEDULE 4.3



System                                 Function

Manufacturing Systems

All Workstream Maintenance Tool        Tools and support the
Kit and System Enhancements,           maintenance of Workstream and
including but not limited to:          system enhancements



-   ALL NSC Modifications

-   RSPC

-   STEP (Workstream and EDB Pieces)

-   Inspection Database

-   Mask Management

-   ADAC

-   CWI

-   Costing

-   All site developed code



Factory Automation Tool kit,           Entire Suite of products to
including but not limited to:          assist in equipment integration
-   Grapheq DMQ Protocol               efforts.

Process

-   Grapheq Sybase Protocol

Process

-   All Sybase Open Servers

-   All developed equipment
interfaces

-   ASM Job Transfer System


Engineering Analysis Systems,          Suite of products to assist in
including                              yield enhancement

-   Engineering DB

-   Engineering Workbench

-   STDF+

-   Extracts

-   Trendgraph

-   TAM-NET

-   Mbayse (executable code only)

-   RSTATS (executable code only)

-   ATSQC

-   Program Writer, M2PW

-   MRL

-   Basicwriter


Best Pack Barcode System               Barcode Label printing for
                                       finished goods use

Pack Template                          Packing Instructions for
                                       finished goods

CSPEC                                  Customer Drawing - Work
                                       instructions

Easyfind                               Easy flow instruction document
                                       for Assembly and EOL (PT)

Eflow                                  Electronic Flow book for Test
                                       (PT instruction Document)

TDS                                    Test Definition System
                                       Replacement System for Eflow

PC/MCT                                 PC/MCT Tester

   PCMCT hardware
interface/controller cards

   High voltage pin electronics
cards for

   MCT2010/2020 testers

MIDAS                                  Material Input and Data
                                       Analysis System

JSS - Job Scheduling Systems

CWIP                                   Combined Work In Process

Extract

ELVIS                                  Electronic Logbook System

INCYTE                                 Shop Floor/Equipment Tracking

System

TRSS                                   Test Results Support System

TSO-IS                                 Test Operator Interface

MRL                                    MCT Execution libraries

WGTMAIN                                Auto-bench test equipment
                                       operating system

Theta JC Software                      Thermal Data Collection
                                       Software

MCT Program Writer                     Automated generation of test
                                       programs

DC Bench                               Interactive Characterization
                                       Software

TSSI                                   Test vector
                                       generation/translation software

Test for Strip for methodology         Software/hardware

Decision Support Systems

Cost of Scrap                          Corporation-wide Scrap
                                       reporting system

Delivery Performance                   Corporation-wide delivery
                                       performance reporting system.

Cycle time Reporting                   Corporation-wide cycle time
                                       reporting system

DASD                                   Decision Support Database

DB Info                                Pull data from PDS/CRS Std Cost
                                       System

HRDSS                                  Human Resource Decision Support
                                       System for Training history
                                       Quality Systems

AQUARIUS                               Product Quality assurance and
                                       Failure Analysis Tracking and
                                       Reporting System.

Lot Trace-ability                      Log Genealogy reporting system,
                                       Customer problem analysis.

QUIC                                   Mainframe based on quality
                                       reporting system, to eventually
                                       be replaced by AQUARIUS.

ERDM                                   Product Reliability Tracking and
                                       Reporting System.

CARDS                                  Cebu Advance Reliability
                                       Database

Technical Document Tracking            Data Sheet development,
                                       tracking and display

QAAS                                   PPM reporting for customer.
                                       Soon to be replaced by QAS

MIDAS Material Information Data Analysis System. Raw materials vendor listing for purchaser reference and ISO compliance
                                       Finance Systems


Commercial Invoice System              Inter-company invoicing system.

Fixed Asset System                     Fixed Asset Tracking System.

IAS                                    Worldwide inventory analysis
                                       system.

LOTS                                   Back-end shelf inventory
                                       tracking.

S337                                   Product Costing

SSIP - Success Sharing                 Success Sharing Tracking System

Customer Credit                        Customer Credit System

Timecard System                        Employee time tracking system.

Travel                                 Process expense reports and
                                       relocation.

Transfer Reporting System - TRS        Costs of inventory moving
                                       through WIP.

Interrogator                           Management reporting tool used
                                       for financial analysis.

Inbound/Outbound                       Record in/out interco
                                       transactions

SPG CLD                                Cost less die measurement

Workstream Costing                     Workstream costing

Wafer Sort Costing                     Wafer Sort costing

Accounts Trade Payable                 Record non-interco purchases

Human Resources

Career Opportunity Posting             Internal employment opportunity
System - COPS                          tracking and notification
                                       system.

Training Audit System TAS              Training tracking system.

Salary Planning System                 Salary Planning System

Occupational Health System             Health and Safety System

HRDS                                   Employee training records for
                                       human resource development

QOCS                                   Qualified Operator
                                       Certification system for
                                       Manufacturing specialist skills

                                       Business and Production

Planning

Product Definition System              Defines characteristics of
                                       product including high level of
                                       routing.

Route Definition System                Maps Shop Floor Control routing to
                                       financial routing.

Semiconductor Materials System         Stores inventory and material
                                       control.

GILS                                   Global Integrated Logistics
                                       System

ASPC                                   Factory production scheduling

TPF                                    Transfer Price File

Subcontractor Database                 Tracking approved
                                       subcontractors

APS Auto-purchasing system for PO generation, Stores receiving & payment reconciliation

ACAPS                                  Test Auto capacity planning
                                       system

Sales and Marketing

EXPERTS                                Bookings, Billing and Backlog
                                       reporting system.

ACCORD                                 Quoting System.

SWISS                                  Order Entry and Tracking

CFAP                                   EDI Customer Forecast to
                                       Backlog

Contract Module                        Contract negotiation and
                                       tracking

Channel Reservation System             Product reservation and
                                       allocation system

CSPEC                                  Customer Specifications

MPL                                    Price Management

Sales Commission System                Calculated and tracks sales
                                       commissions.

PCN/PDAA                               Process Change Note and Produce
                                       Discontinuance Administration

CMR System                             Customer Material Returns

Worldwide WEB Presence                 Worldwide WEB Presence

Product Line

Alf
Backup (DCL Code)

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Build-Barcode

COMPARE

Die Trace                              Lot Tracability on Finished
                                       Goods
Dracula Verification, Fracture
and Plotting Tools

Dracula Yield Modules

EBS                                    Electronic Build Sheet System

ICED                                   CAD Software for Mask Making

JTS                                    Job Transfer System

Jughead

Mask-Req

MDP

Minimos 5

Naspice Simulator

National Lint

Newton

Newton Timing Analyzer

NSSC - FSC Build Diagram

NSC Layde Post Processing Tool
for Layout

PCD Bulletin Board                     Customer Status of Change
                                       Notices

PlotGDS

Retgen

Reticle-Build

Silvar Lisco SELECT

SPAM                                   Standard Cost Analysis

Vista

Miscellaneous Systems

PATS                                   New Product ROI

DOC                                    Access to Corporate
                                       Specifications
Specwriter                             Customer Drawing - Work
                                       Instructions

VM/FOCUS Reporting                     Ad-Hoc Reporting Capability

CALLUP (Web Based)                     Employee Directory

HelpDesk                               Problem/Resolution tracking
                                       developed by Rainer

EP System Dependencies

LOTS & LOTS Interfaces                 Auto lot start, Shelf Inventory
                                       module

Capacity Planning Module               OBP/12 Qtr/Periodic capacity
                                       request and frames forecast

Process Traveler                       Maintain marking engine and
                                       packing template

GL-90 Global General Ledger            Finance G/L

General Ledger Coop                    Uploads JV's into Global G/L
                                       System

Activity Based Costing System          Overhead Allocation & CLD

Activity Based Forecasting             Financial forecast model,
System                                 overhead allocation, CLD


Automatic Costing System               Product costing, inventory
                                       evaluation

Sub-contractor Costing System          Product costing, inventory
                                       evaluation

S333 Standards Revision                Annual standards revision

Financial Reporting system             Balance Sheet, P&L

Material Usage Module                  Allocation of material costs to
                                       CLD

LOTS Costing Reports                   Shelf inventory report

REPS                                   Equipment Performance Reporting
                                       System

Employee Attendance System             Tracks employee attendance

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